UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

Pluri Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PLURI INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 14, 2025

You are hereby notified that the annual meeting of shareholders of Pluri Inc. (the “Company”), will be held on May 14, 2025 at 5:00 p.m. local time, at our offices, located at Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. We intend to hold the annual meeting for the following purposes:

1.	To elect six directors to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified;

2.	To ratify the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2025 (“Fiscal Year 2025”);

3.	To consider and approve the Company’s Amended and Restated 2016 Equity Compensation Plan;

4.	To consider and approve, by a nonbinding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement;

5.	To recommend, by a nonbinding advisory vote, the frequency (every one, two or three years) of future advisory votes of shareholders on the compensation of our named executive officers;

6.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d) (the “Nasdaq 20% Rule”): (i) the exercise of common warrants (the “Common Warrants”) and pre-funded warrants (the “Pre-Funded Warrants”, and together with the Common Warrants, the “Warrants”), to purchase up to 110,629 common shares, which were issued pursuant to a Securities Purchase Agreement entered into on January 23, 2025 (the “Securities Purchase Agreement”), between the Company and a company wholly beneficially owned by Mr. Alexandre Weinstein (“Mr. Weinstein” or the “Investor”), relating to a private placement offering, and (ii) the issuance of 976,139 Common Shares, par value $0.00001 per share (the “Consideration Shares”), in consideration for (a) the purchase of 400,000 ordinary shares and 175,000 preferred seed-1 shares, par value NIS 0.01 per share, (the “Purchased Shares”) representing approximately 71.1% (on a fully diluted basis) of the equity of Kokomodo Ltd., an Israeli Company (“Kokomodo”), and (b) the assignment of a convertible loan reflecting a principal amount of $500,000 (such transaction referred to as the “Kokomodo Transaction”), pursuant to a Share Purchase Agreement effective as of March 12, 2025 (the “Share Purchase Agreement”) between the Company and Pluri Biotech Ltd., a wholly owned subsidiary of the Company (Pluri Biotech Ltd. together with the Company, the “Purchaser”), Chutzpah Holdings Limited, a company wholly beneficially owned by the Investor and Plantae Bioscience Ltd., a corporation controlled by the Investor (collectively, the “Seller”) (collectively such proposals are referred to as the “Private Placement Proposal”); and

7.	To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend the annual meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board of Directors has fixed the close of business on March 24, 2025, as the record date for the meeting. Only shareholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own. The Company requests that you vote by internet or telephone, or complete, sign and date a proxy card, which you may obtain upon request, without delay, even if you now plan to attend the annual meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The proxy statement, proxy card and Annual Report are also available at

http://www.astproxyportal.com/ast/27840

Shareholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to Pluri, Inc., Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409, Attention: Secretary, by sending an e-mail to secretary@pluri-biotech.com, or by calling the phone number: 011-972-74-7108600.

Requested additional paper copies will be delivered by first class mail or other equally prompt means within one business day of receipt of such request.

Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders over the internet. You can access proxy materials and authorize a proxy to vote your shares at http://www.astproxyportal.com/ast/27840.

You may vote via the internet at www.voteproxy.com with Equiniti Trust Company, LLC and you may vote via the telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries and follow the instructions. You may also authorize a proxy to vote your shares over the internet. In order to vote over the internet or by telephone you must have your control number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail.

By order of the Board of Directors,

/s/ Yaky Yanay
Yaky Yanay Chief Executive Officer and President

March         , 2025

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

PLURI INC.

Matam Advanced Technology Park

Building No. 5

Haifa, Israel, 3508409

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are made available by Pluri Inc. (the “Company”), to the holders of record of the Company’s outstanding common shares, $0.00001 par value per share (the “Common Shares”), commencing on or about March 24, 2025. The accompanying proxy is being solicited by the Board of Directors of the Company (the “Board”), for use at the annual meeting of shareholders of the Company (the “Meeting”), to be held on May 14, 2025 at 5:00 p.m. local time, at our offices, located at Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409, and at any adjournment or postponement thereof. In the event it is not possible or advisable to hold our Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of share held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed March 24, 2025, as the record date (the “Record Date”) for the Meeting. Only shareholders of record on March 24, 2025 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On March 24, 2025, there were___ issued and outstanding Common Shares. Each Common Share is entitled to one vote per share.

The Company’s Bylaws provide that a quorum shall consist of the holders of at least thirty-three and one third percent (33 1/3%) of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the Meeting. If such quorum shall not be present or represented, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the Meeting, without notice other than announcement at the Meeting, until a quorum shall be present or represented. Abstentions may be specified on all proposals. Abstentions will be counted as present for purposes of determining a quorum and will be counted as not voting on the proposal in question. Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum, but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome. The affirmative vote of the holders of a majority of the Common Shares having voting power present in person or represented by proxy shall be sufficient for (i) the election of each of the director nominees, (ii) for the approval of the Company’s Amended and Restated 2016 Equity Compensation Plan, (iii) for the approval of the Private Placement Proposal, and (iv) for the ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the Fiscal Year 2025.

All Common Shares represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting, and not revoked, will be voted as specified in the proxies or voting instructions.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.

If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine”, but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Except for Proposal No. 2, each of the remaining Proposals is a non-routine proposal; therefore, your broker, bank or other agent is not entitled to vote your shares on Proposals No. 1, 3,4,5 and 6 without your instructions. Broker non-votes will be counted as present for purposes of determining a quorum and will be counted as not voting on the non-routine proposals in question. Other than for the purpose of establishing a quorum, broker non-votes will not be counted as having voting power and will therefore not affect the outcome of Proposals No. 1, 3, 4, 5 and 6 (as noted above, because Proposal No. 2 is considered routine, there will not be broker non-votes with respect to that proposal).

Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the shareholder appointing a proxy does not, however, revoke the appointment.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission, (the “SEC”), instead of mailing a printed copy of our proxy materials, which consist of this proxy statement, proxy card, notice of annual meeting, and our annual report to shareholders for the fiscal year ended June 30, 2024 (“Fiscal Year 2024”), respectively, to each shareholder of record, we may furnish proxy materials via the internet. Accordingly, all of our shareholders of record as of the Record Date will receive a notice of internet availability of proxy materials. The notice of internet availability of proxy materials will be mailed on or about April 1, 2025.

On the date of mailing the Notice of Internet Availability of Proxy Materials, shareholders will be able to access all of the proxy materials at http://www.astproxyportal.com/ast/27840. The proxy materials will be available free of charge. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials over the internet. The Notice of Internet Availability of Proxy Materials contains instructions as to how to vote by internet or by telephone. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability of Proxy Materials and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Our website address is included several times in this proxy statement as a textual reference only and the information presented on our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Meeting, six directors are to be elected, which number shall constitute our entire Board, to hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified. Unless otherwise specified in the proxy, it is the intention of the persons named in the enclosed form of proxy to vote the share represented thereby for the election as directors, each of the nominees whose names and biographies appear below. All of the nominees whose names and biographies appear below are presently our directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe that the nominees named will be unable to serve if elected. Each nominee has consented to being named in this proxy statement and to serve if elected.

Principal Employment and Experience of Director Nominees and Executive Officers

The following information is furnished with respect to our executive officers and the persons nominated for election as directors. All of the director nominees are current members of our Board.

Name	Age	Present Principal Employer and Prior Business Experience
Zami Aberman	71

Mr. Aberman joined the Company in September 2005 and has served as our Chairman since January 2022, as Executive Chairman from June 2019 until December 2021, as our Co-Chief Executive Officer from March 2017 until June 2019, as our Chief Executive Officer from November 2005 until March 2017, and as President of the Company from September 2005 until February 2014. When he joined the Company, he changed the Company’s strategy towards cellular therapeutics. Mr. Aberman’s vision to use the maternal section of the placenta (Decidua) as a source for cell therapy, combined with the Company’s 3D culturing technology, led to the development of our products. Since November 2005, Mr. Aberman has served as a director of the Company, and since April 2006, as Chairman of the Board. He has 40 years of experience in marketing and management in the high technology industry. Mr. Aberman has held the Chief Executive Officer and Chairman positions of various companies located in Israel, the United States, Europe, Japan and Korea.

Mr. Aberman has operated within high-tech global companies in the fields of automatic optical inspection, network security, video over IP, software, chip design and robotics. He serves as the chairman of Rose Hitech Ltd., a private investment company. He previously served as the chairman of VLScom Ltd., a private company specializing in video compression for HDTV and video over IP and as a director of Ori Software Ltd., a company involved in data management. Prior to holding those positions, Mr. Aberman served as the President and Chief Executive Officer of Elbit Vision System Ltd. (EVSNF.OB), now part of the USTER Group, a company engaged in automatic optical inspection. Before joining the Company, Mr. Aberman served as President and Chief Executive Officer of Netect Ltd., a company specializing in the field of internet security software and was the co-founder, President and Chief Executive Officer of Associative Computing Ltd., which developed an associative parallel processor for real-time video processing. He also served as Chairman of Display Inspection Systems Inc., specializing in laser-based inspection machines and as President and Chief Executive Officer of Robomatix Technologies Ltd.

In 1992, Mr. Aberman was awarded the Rothschild Prize for excellence in his field from the President of the State of Israel. Mr. Aberman holds a B.Sc. in Mechanical Engineering from Ben Gurion University in Israel.

We believe that Mr. Aberman’s qualifications to sit on our Board include his unique multidisciplinary innovative approach, years of experience in the financial markets in Israel and globally, as well as his experience in serving as the Chief Executive Officer of publicly traded entities.

Alexandre Weinstein*	67

Mr. Alexandre Weinstein became a director of the Company in February 2025. Mr. Weinstein is a global investor and entrepreneur with a career spanning over two decades in the pharmaceutical, biotechnology, and high technology sectors. Mr. Weinstein is the co-founder of WM Partners and is a General Partner of WM Partners since 2016, co-founder and a General Partner of Olive Tree Ventures since 2018, and a General Partner of Venterra Capital since 2018. Until 2014, Mr. Weinstein was the Chief Executive Officer of CFR Pharmaceuticals S.A. Mr. Weinstein is also serving as a member of the board of directors of Worthy Inc., Procaps Group, S.A (Nasdaq: PROC) since 2024, Gauzy Ltd. (Nasdaq: GAUZ) and several other privately held tech companies.

Mr. Weinstein holds a Business and Administration degree from Pontificia Universidad Católica de Chile, where he is also a certified public auditor and accountant. Mr. Weinstein participated in post graduate Owner/ President Management Program at Harvard Business School.

We believe that Mr. Weinstein’s qualifications to sit on our Board include his years of experience in leading high-growth organizations, his vast skill and expertise in strategic investments and business development, as well as his knowledge and familiarity with the pharmaceutical, biotechnology, and sustainable technology sectors.

Doron Birger*	73

Mr. Birger became a director of the Company in July 2021. Mr. Birger is currently a director of Nurami Medical Ltd. from April 2016, of VVT Medical Ltd. from March 2024, and is chairman of the board of directors of Ultrasight Medical Imaging Ltd. from June 2019, Matricelf Ltd. (TASE:MTLF) from December 2020, Galooli Ltd. from July 2021 and a variety of non-profit organizations. Mr.Birger also served as a director of Vibrant Ltd. from December 2014 until April 2023, Sight Diagnostic Ltd. from June 2014 until December 2024 and also as interim CEO from July 2022 until March 2024, and as a director of IceCure Medical Ltd. (TASE: ICCM) since August 2012 until April 2024, Hera Med Ltd. (ASX: HMD) from November 2019 until March 2024, MCS Medical Compression Systems (DBN) Ltd. (TASE:MDCL) from March 2015 to May 2018, Mekorot National Water Company Ltd. from November 2015 to November 2018, Kadimastem Ltd. (TASE: KDST) from December 2020 until December 2023, chairman of Intelicanna Ltd. (TASE: INTL) from April 2020 until April 2021, a director of Citrine Global (OTC: CTGL) from March 2020 until January 2024, chairman of Insulin Medical Ltd. (TASE: INSL) from March 2016 to August 2017, chairman of IOPtima Ltd. from June 2012 to June 2019, chairman of MST Medical Surgical Technologies Ltd. from August 2009 to June 2019, chairman of Highcon Ltd. From November 2014 to January 2018, chairman of Magisto Ltd. from September 2009 to July 2019, chairman of Real Imaging Ltd. from November 2018 to April 2019, chairman of Medigus Ltd. (Nasdaq and TASE: MDGS) from May 2015 to September 2018 and a director of Netiv Ha’or, a subsidiary of the Israel Electric Corporation Ltd., from March 2020 until March 2023. Mr. Birger holds a BA and MA in economics from the Hebrew University, Israel.

We believe that Mr. Birger’s qualifications to sit on our Board include his extensive experience in the high-tech sector and life-science industry, his experience serving as Chairman, CEO and a director of public companies, his vast skill and expertise in accounting and economics as well as his knowledge and familiarity with corporate finance

Liat Zalts	41	Ms. Zalts joined the Company in December 2022 and served as director of finance until September 2024. Effective as of October 2024, Liat serves as the Company’s Chief Financial Officer (“CFO”), Mrs. Zalts currently serves as a director of Ever After Foods Ltd. since October 2024 and a director of Haifa International Stadium Co. Ltd. from June 2020. From March 2018 to November 2022, Mrs. Zalts served as a CFO of Matics Manufacturing Analytics Ltd., a SaaS, high-tech company based in Israel. From October 2008 to February 2018, Mrs. Zalts worked at Ernst & Young Israel (EY) and, between 2014 and 2018, served as a manager of audit groups relating to public and private companies in the high-tech department. Mrs. Zalts holds a bachelor’s degree in economics and business management from Haifa University, a degree in accounting from Bar Ilan University and is a certified public accountant in Israel.

Maital Shemesh- Rasmussen*	55

Ms. Shemesh-Rasmussen became a director of the Company in January 2021. From 2021 to 2024, Ms. Shemesh-Rasmussen served as the Chief Commercial Officer of Octave Bioscience, Inc. Prior to that, Ms. Shemesh-Rasmussen served as the Global Head of Marketing at Roche Diagnostics Information Solutions between 2018 and 2020, leading global marketing efforts for Roche’s Precision Medicine and digital health solutions. Between 2016 and 2018, Ms. Shemesh-Rasmussen worked as a consultant to several health-tech companies. From 2013 to 2016, she held leading roles at Oracle Health Sciences, overseeing product marketing in its Global Business, as well as in the Oracle Digital Health Innovation Unit. Earlier in her career, Ms. Shemesh-Rasmussen founded and served as president of Rasmussen Communication, Inc. She also spent five years at JPMorgan Chase Bank (2002-2007) as Vice President, in addition to her corporate leadership roles, Ms. Shemesh-Rasmussen serves as a board member at DeepLook Medical Ltd. Ms. Shemesh-Rasmussen holds a BA in Behavioral Sciences from Ben-Gurion University.

We believe that Ms. Shemesh-Rasmussen’s qualifications to sit on our Board include her experience in marketing for pharmaceutical companies, science, business development and investment banking

Rami Levi*	63

Mr. Levi became a director of the Company in June 2021. Mr. Levi is the Founder and President of Catalyst Group International, LLC where, since 2009, he has provided consulting services relating to strategic planning to notable clients in the private and public sectors. From 2004 to 2006, he served as Senior Deputy General and Head of Marketing Administration at Israel’s Ministry of Tourism. He holds an MA with Honors in Political Science from The Hebrew University of Jerusalem.

We believe that Mr. Levi’s qualifications to sit on our Board include his experience in strategic planning, business development and activities in the government sector.

Yaky Yanay	53

Mr. Yanay became a director of the Company in February 2015. He has served as our President from February 2014 and as our Chief Executive Officer (the “CEO”), from June 2019, previously serving as Co-CEO from March 2017. Mr. Yanay has served in variety of executive positions in Pluri since 2006 including as our CFO, from November 2006 until February 2014 and from February 2015 until March 2017. He also served as our Chief Operating Officer from February 2014 until March 2017. From November 2006 to February 2014, he served as our Secretary and served as our Executive Vice President from March 2013 until February 2014. From 2015 to 2018, Mr. Yanay served as the Co-Chairman of Israel Advanced Technology Industries (IATI), the largest umbrella organization representing Israel’s high tech and life science industries and since August 2012 has continually served as a Director of IATI, representing Israel’s life sciences industry. Mr. Yanay founded over the years several activities and organizations to promote and support the Israeli science industry. Prior to joining the Company, Mr. Yanay served as the Chief Financial Officer of Elbit Vision Systems Ltd., a public company. In addition, from July 2010 to April 2018, he served on the Board of Directors of Elbit Vision Systems Ltd. Prior to these positions, Mr. Yanay served as manager of audit groups of the technology sector at Ernst & Young Israel. Since 2022, Mr. Yanay has also served as the Chairman of Ever After Foods Ltd., a subsidiary of Pluri, dedicated to developing novel cultivated food solutions.

Mr. Yanay holds a bachelor’s degree with honors in business administration and accounting from the College of Management Academic Studies of Rishon LeZion, Israel, and is a Certified Public Accountant in Israel.

We believe that Mr. Yanay’s qualifications to sit on our Board include his years of experience in the medical technology industry, his vast skill and expertise in accounting and economics, as well as his knowledge and familiarity with corporate finance.

*	The Board determined that this director or nominee is “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. None of the independent directors has any relationship with us besides serving on our Board.

There are no family relationships between any of the director nominees or executive officers named in this proxy statement.

Required Vote

The affirmative vote of the holders of a majority of the Common Shares having voting power present in person or represented by proxy shall be sufficient for the election of each of the director nominees.

The Board recommends a vote “FOR” the election of each of the director nominees named above.

PROPOSAL NO. 2 — RATIFICATION OF THE SELECTION OF Kesselman & Kesselman,
Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers
International Limited, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF
THE COMPANY FOR THE FISCAL YEAR 2025.

Our Audit Committee has selected Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm (the “Independent Auditors”), for the current fiscal year, subject to ratification by our shareholders at the Meeting. We do not expect to have a representative of the Independent Auditors attend the Meeting.

Neither our by-laws, our other governing documents, nor other law requires shareholder ratification of the selection of the Independent Auditors as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of the Independent Auditors to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Required Vote

The affirmative vote of the holders of a majority of the Common Shares having voting power present in person or represented by proxy shall be sufficient for the ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the Fiscal Year 2025.

The Board recommends a vote “FOR” the ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the Fiscal Year 2025.

PROPOSAL NO. 3 — APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2016 EQUITY COMPENSATION PLAN

On March 29, 2016, the Compensation Committee of the Board and the Board adopted the 2016 Equity Compensation Plan, and unanimously recommended that the shareholders of the Company approve the 2016 Equity Compensation Plan. On March, 2025, the Compensation Committee of the Board and the Board adopted the Amended and Restated 2016 Equity Compensation Plan, and unanimously recommend that the shareholders of the Company approve the Amended and Restated 2016 Plan (the “2016 Plan”).

As discussed further in "Executive Compensation" below, the Board believes that our ability to offer our key employees and non-employee directors long-term, equity-based compensation will help enable us to attract, motivate and retain experienced and highly qualified employees and directors who will contribute to our financial success. It is the judgment of the Board that approval of the 2016 Plan is in the best interests of the Company and its shareholders.

The following is a brief description of the 2016 Plan. The full text of the 2016 Plan is attached as Annex A to this Proxy Statement, and the following description is qualified in its entirety by reference to this Annex.

The 2016 Plan permits the issuance of: (a) share options, restricted shares and restricted share units (“RSU”) that qualify under Section 102 of the Israeli Tax Ordinance (New Version) 1961 (the “ITO”), (b) share options that do not qualify under section 422 of the Internal Revenue Code of 1986, as amended (“Non-Qualified Share Options” and the “Code”, respectively), (c) restricted shares and RSU (which together with Non-Qualified Share Options are referred to as “Non-Qualified Awards”), and (d) share options, restricted shares and RSUs that qualify under Section 3(i) of the ITO (collectively, the “Awards”).

The 2016 Plan is administered by the Board, or a committee composed of two or more members of the Board or two or more other persons (the “Committee”), and is authorized to grant Awards under the 2016 Plan.

Purpose and Eligible Individuals. The purpose of the 2016 Plan is to retain the services of valued key employees and consultants of the Company and such other persons as the Committee determines and to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Committee. Under the 2016 Plan, Awards may be granted to our officers, directors, employees and consultants or the officers, directors, employees and consultants of any affiliate. Because the grant of Awards under the 2016 Plan will be within the discretion of the Committee, it is not possible to determine the Awards that will be made to executive officers or directors under the 2016 Plan.

Shares Subject to the 2016 Plan. The total number of Awards granted in each calendar year, may not exceed 2.75% of the number of Common Shares of the Company issued and outstanding on a Fully Diluted Basis on the immediately preceding December 31.  For purposes of the 2016 Plan, the term “Fully Diluted Basis” means all issued and outstanding share capital (where options shall be deemed outstanding share capital until exercised) and all rights to acquire share capital including, without limitation, all securities convertible or exercisable into Common Shares being deemed so converted and exercised, the conversion of any convertible shareholder loans into share capital, with all outstanding warrants, options or any other right granted by the Company to receive shares of the Company’s share capital being deemed exercised in full. As of December 31, 2024, the Company had 7,090,226 Common Shares outstanding on a Fully Diluted Basis. To the extent that an Award lapses or is forfeited, the shares subject to such Award will again become available for grant under the terms of the 2016 Plan.

Administration. Although the Board has the authority to administer the 2016 Plan, it has the right to delegate, and has in fact delegated, this authority to the Committee, which administers all of the Company’s equity-based compensation plans. Each member of the Committee will be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Subject to the terms of the 2016 Plan, the Committee’s authority includes the authority to: (1) select or approve Award recipients; (2) determine the terms and conditions of Awards, including the price to be paid by a participant for any Common Shares; and (3) interpret the 2016 Plan and prescribe rules and regulations for its administration.

Share Options. The Committee may grant Non-Qualified Share Options or share options under Section 102 or 3(i) of the ITO (“Options”). The Committee determines the number of Common Shares subject to each Option, provided that in no event shall the number of Common Shares that may be reserved pursuant to the exercise of Options granted to any person under the 2016 Plan exceed 5% of the issued and outstanding Common Shares of the Company. The Committee determines the exercise price of an Option, its duration and the manner and time of exercise. However, in no event shall an Option be exercisable more than ten years following the grant date thereof. The Committee, in its discretion, may provide the vesting terms of any Option, provided that if no schedule is specified at the time of grant, the Option shall vest as follows: (i) on the six month anniversary of the date of the grant, the Option shall vest and shall become exercisable with respect to 25% of the Common Shares to which it pertains; and (ii) on the seventh month and each successive month anniversary to and including the 24 month anniversary, the Option shall vest and become exercisable with respect to an additional 1/24 of the Common Shares to which it pertains. The vesting of one or more outstanding Options may be accelerated by the Committee at such times and in such amounts as it shall determine in its sole discretion. Options may be exercisable for three years following the termination of employment or other service relationship, unless the Committee specifies otherwise or in the event of a termination for “cause” or the expiration date of the Option.

The exercise price of an Option may be paid in cash or by certified or cashier’s check, in Common Shares owned by the participant, or by means of a “cashless exercise” procedure in which a broker transmits to us the exercise price in cash, either as a margin loan or against the participant’s notice of exercise and confirmation by us that we will issue and deliver to the broker share certificates for that number of Common Shares having an aggregate fair market value equal to the exercise price.

Options granted under the 2016 Plan and the rights and privileges conferred by the 2016 Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution.

Share Grants. The Committee may issue Common Shares to participants with or without restrictions, as determined by it in its discretion, as well as RSUs, which are contractual commitments to deliver Common Shares pursuant to a vesting schedule. Restrictions may include conditions that require the participant to forfeit the shares in the event that the holder ceases to provide services to us. The recipient of a share grant, including a share grant subject to restrictions, unless otherwise provided for in a restricted shares agreement, has the rights of a shareholder of ours to vote and to receive payment of dividends on our Common Shares. Holders of RSUs and Options do not enjoy voting and dividend rights until the Award is settled in actual Common Shares or the option is exercised, as the case may be, except as may be determined by the Committee at the time of an award of RSUs to an Israeli Employee.

Effect of Certain Corporate Transactions. If a recapitalization or similar transaction occurs that does not alter the existing proportionate ownership of the Common Shares, appropriate adjustments shall be made in the exercise price and number of outstanding Options and in the terms of restricted shares and RSUs. In the case of a merger, acquisitive transaction, reorganization, liquidation or other transaction (“Major Transaction”), that does alter such proportionate ownership, vested Options generally may be exercised before such transaction and persons owning Common Shares as a result of Awards made under the 2016 Plan will participate on the same basis as other owners of Common Shares. Alternatively, the Board may determine in the case of a Major Transaction that Options, restricted shares and RSUs will continue in effect on a basis similar to that in effect prior to such Major Transaction, including with respect to vesting, except that such rights shall apply with respect to the surviving entity. The Board may, in its discretion, accelerate vesting in whole or in part in connection with a Major Transaction.

Performance Goals. The Committee may specify a vesting schedule for all or any portion of an Award based on the achievement of performance objectives established in advance of the commencement by the Participant of services related to the achievement of the performance objectives. An Award that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the participant and the Company by the Committee that the performance objective has been achieved.

Further Amendments to the 2016 Plan. The Board or the Committee may, at any time, modify, amend or terminate the 2016 Plan or modify or amend Awards granted under the 2016 Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable laws. However, the Board or the Committee may not, without approval of the Company’s shareholders: (1) increase the total number of shares covered by the 2016 Plan, except by adjustments upon certain changes in capitalization; or (2) make other changes in the 2016 Plan that require shareholder approval under applicable law (including any rules of any applicable stock exchange or stock quotation system of which the Company’s Common Shares are is traded). Except as otherwise provided in the 2016 Plan or an award agreement, no amendment will adversely affect outstanding Awards without the consent of the participant. Any termination of the 2016 Plan will not terminate Awards then outstanding, without the consent of the participant.

Term of the 2016 Plan. Unless sooner terminated by the Board, the 2016 Plan shall become effective as of the date the Board adopted it (March , 2025), and will terminate on the day prior to the tenth (10th) anniversary of its adoption by the Board, or March, 2035. No Award may be granted after such termination or during any suspension of the 2016 Plan.

U.S. Tax Treatment. The following description of the federal income tax consequences of Awards is general and does not purport to be complete.

Non-Qualified Share Options

A participant realizes no taxable income when a Non-Qualified Share Option is granted. Instead, the difference between the fair market value of the shares acquired pursuant to the exercise of the Option and the exercise price paid is taxed as ordinary compensation income when the Option is exercised. The difference is measured and taxed as of the date of exercise, if the shares are not subject to a "substantial risk of forfeiture," or as of the date or dates on which the risk terminates in other cases. A participant may elect (as described under Share Awards below) to be taxed on the difference between the exercise price and the fair market value of the shares on the date of exercise, even though some or all of the shares acquired are subject to a substantial risk of forfeiture. Once ordinary compensation income is recognized, gain on the subsequent sale of the shares is taxed as short-term or long-term capital gain, depending on the holding period after exercise. The Company receives no tax deduction on the grant of a Non Qualified Share Option, but it is entitled to a tax deduction when a participant recognizes ordinary compensation income on or after exercise of the Option, in the same amount as the income recognized by the participant.

Share Awards

A person who receives an award of shares without any restrictions will recognize ordinary compensation income equal to the fair market value of the shares over the amount (if any) paid. If the shares are subject to restrictions, the recipient generally will not recognize ordinary compensation income at the time the award is received but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse, including satisfying any accelerated vesting conditions as a result of "retirement." The amount of that income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid for the shares. Alternatively, a person may elect to be taxed, pursuant to Section 83(b) of the Code, on the excess of the fair market value of the shares at the time of grant over the amount (if any) paid for the shares, notwithstanding any restrictions. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the recipient.

Restricted Share Units

A person who receives RSUs generally will not recognize ordinary compensation income at the time of grant. Rather, the recipient will generally recognize ordinary compensation income equal to the fair market value of the shares or cash received less the price paid, if any, at the time the RSUs settles generally shortly after vesting, although further deferral may be permitted. When any shares received are subsequently sold, the recipient generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, the fair market value of the shares when acquired plus any amount paid). The capital gain or loss will be long-term if the shares were held for more than one year or short-term if held for a shorter period. The Company will be entitled to a tax deduction when the recipient recognizes ordinary compensation income.

Dividends

The full amount of dividends or other distributions of property made with respect to share awards before the lapse of any applicable restrictions will constitute ordinary compensation income, and the Company is entitled to a deduction at the same time and in the same amount as the income is realized by the recipient (unless an election under Section 83(b) of the Code has been made). Cash dividends are generally not available with respect to Options and RSUs until exercised or settled, respectively.

Additional federal tax

After an Award has been settled, a shareholder holding Common Shares may be required to pay a 3.8% tax with respect to his or her net investment income, including dividends on and gains from the sale or other disposition of our Common Shares, to the extent that his or her total modified adjusted gross income exceeds applicable thresholds.

Section 162(m) and 409A of the Code

Under Section 162(m) of the Code, our deduction for compensation is limited to $1,000,000 for the principal executive officer, the principal financial officer and the three other most highly compensated executive officers in the year (and subsequent years even if no longer in one of those positions or categories). It is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000.

Nevertheless, the deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and the Committee and our Board reserve the right to pay nondeductible compensation when appropriate.

It is the intention of the Company that no payment or entitlement pursuant to the Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Code. The Committee shall interpret and apply the 2016 Plan to that end, and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A of the Code.

Israeli Tax Treatment. The following is a summary of the Israeli income tax consequences of certain transactions under the 2016 Plan with regard to the granting of Awards to Israeli participants. It is general and does not purport to be comprehensive.

Generally, the 2016 Plan provides for the granting of Awards to employees, directors and consultants under either Section 102 or Section 3(i) of the ITO. The Awards granted under the 2016 Plan to employees and office holders, who are not controlling shareholders (as defined in the ITO) are subject to the "capital gains tax route" under Section 102 of the ITO (the “Capital Gains Tax Route”), and the Awards granted to participants in the 2016 Plan who do not qualify to receive Awards under the Capital Gains Tax Route, including consultants, service providers and controlling shareholders, are subject to Section 3(i) of the ITO.

The Capital Gains Tax Route generally provides for a reduced tax rate of 25% on gains realized upon the sale of the Award’s underlying shares, subject to the fulfillment of certain procedures and conditions including the deposit of such Awards (or shares issued upon their exercise or shares in case that a restricted share was granted) for a requisite period of time with a trustee approved by the Israeli Tax Authority (currently, 24 months from the date of grant). Notwithstanding the above, in any event where the exercise price of the underlying shares subject to the Awards is less than the fair market value of the underlying shares at the time of grant of the Awards (calculated as the average value of a company's shares on the 30 trading days preceding the date of grant), such amount will be deemed ordinary income of the Award holder, taxed at the applicable marginal tax rate (up to 50% in 2016) together with health insurance and social security insurance payments, on the date of sale of the underlying shares and/or the date of the release of such underlying shares from trust. In the event the requirements of Section 102 of the ITO for the allocation of Awards according to the Capital Gains Tax Route are not met, the benefit attributed to the Award holder as a result of the grant of such Awards will be taxed as ordinary work income at applicable marginal income tax rates (together with health insurance and social security insurance payments). For as long as the restricted shares or the shares issued upon exercise of Awards are registered in the name of the trustee, the voting rights with respect to such shares will remain with the trustee. Under the Capital Gains Tax Route, a company, or its Israeli subsidiary, as the case may be, is generally not entitled to recognize a deduction for Israeli tax purposes on the gain recognized by the Award holder upon sale of the shares underlying the Awards (except for such amount that will be deemed ordinary income of the Award holder as explained above). The Israeli subsidiary of the Company will be required to withhold applicable tax (and social security and national health insurance charges, if applicable) at source on behalf of the Award holder and may be required to pay social security and national health insurance charges.

Generally, with respect to a holder of an Award under Section 3(i) of the ITO that is not registered for trade, the taxable event shall take place on the date of exercise of the Award into shares, and the income will be classified as regular employment or work income subject to marginal tax rates (if the participant is an individual) or corporate tax rates (if the participant is a corporation).

New Plan Benefits

Because the grant of Awards under the 2016 Plan will be within the discretion of the Committee, it is not possible to determine the Awards that will be made to executive officers or directors under the 2016 Plan. For information regarding Awards made to our named executive officers under the 2016 Plan as well as under the Company’s 2019 Equity Compensation Plan (the “2019 Plan”) outstanding as of June 30, 2024, see “Executive Compensation - Outstanding Equity Awards at the End of Fiscal Year 2024.” For information regarding Awards made to our directors under the 2016 Plan and the 2019 Plan outstanding as of June 30, 2024, and for a description of our compensation program for non-employee directors, see “Executive Compensation - Director Compensation.” Since June 30, 2024 until March 10, 2025, we have granted a total of 83,631 RSUs under the 2016 Plan, including grants of 58,631 RSUs to our directors and a total of 530,410 RSUs under the 2019 Plan, including grants of 298,410 RSUs to our executive officers.

Equity Compensation Plan Information

In addition to the 2016 Plan, at our annual meeting of our shareholders held on June 13, 2019, our shareholders approved the 2019 Plan. Under the 2019 Plan, options, restricted shares and RSUs may be granted to our officers, directors, employees and consultants or the officers, directors, employees and consultants of our subsidiary. Under the 2019 Plan, the plan administrator is authorized to grant options to acquire Common Shares, restricted shares and RSUs in an amount not exceeding 16% of the number of Common Shares issued and outstanding immediately prior to the grant of such awards on a fully diluted basis.

The following table summarizes certain information regarding our equity compensation plans as of June 30, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (2016 Plan and 2019 Plan)
Equity compensation plan approved by security holders	257,766	$0.00001	644,659

Required Vote

The affirmative vote of the holders of a majority of the of the Common Shares having voting power present in person or represented by proxy shall be sufficient for the approval of the 2016 Plan and for the approval of the performance-based criteria that will permit us to maximize our opportunities to pay tax-deductible compensation.

The Board recommends a vote “FOR” the approval of the 2016 Plan.

PROPOSAL NO. 4— ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, and related rules of the SEC, we are including a separate proposal subject to shareholder vote to approve, on a non-binding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement, or our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. To learn more about our executive compensation, see “Executive Compensation” elsewhere in this proxy statement.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.  To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the compensation committee of our Board (the “Compensation Committee”), will evaluate whether any actions are necessary to address the concerns of shareholders.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

“RESOLVED, that the Company's shareholders approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as described in this proxy statement, the compensation tables and the other narrative compensation disclosures.”

Required Vote

The affirmative vote of the holders of a majority of the Common Shares having voting power present in person or represented by proxy shall be sufficient to approve this Proposal No. 4. The opportunity to vote on this Proposal No. 4 is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal No. 4 is not binding upon us and serves only as a recommendation to our Board. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by shareholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 5 — ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY
VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and related rules of the SEC, we are including a separate proposal subject to shareholder vote to recommend, on a non-binding, advisory basis, whether a non-binding, advisory shareholder vote to approve the compensation of our named executive officers (that is, a vote similar to the non-binding, advisory vote in Proposal No. 4 above) should occur every one, two or three years.

By voting with respect to this Proposal No. 5, shareholders may indicate whether they would prefer that we conduct future advisory votes on our named executive officer compensation once everyone, two, or three years. shareholders also may, if they so wish, abstain from casting a vote on this proposal.

The Board has considered the frequency of the advisory vote on the compensation of our named executive officers that it should recommend. After considering the benefits and consequences of each alternative for the frequency of submitting the advisory vote on the compensation of our named executive officers to shareholders, the Board recommends submitting the advisory vote on the compensation of our named executive officers to our shareholders every two years. The Board has utilized this frequency since 2019.

In determining to recommend that shareholders vote for a frequency of once every two years, the Board considered its past practice of successfully utilizing this frequency, as well as how an advisory vote at this frequency provides our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every two years also permits our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our shareholders regarding our executive compensation program during the period between advisory votes on executive compensation.

For the above reasons, the Board recommends that you vote to hold a non-binding, advisory vote on the compensation of our named executive officers every two years. Your vote, however, is not to approve or disapprove the Board’s recommendation.

When voting on this proposal, you have four choices: you may elect that we hold an advisory vote on the compensation of our named executive officers every year, every two years or every three years, or you may abstain from voting. If you properly complete your proxy and fail to indicate your preference or abstention, your shares will be voted to select every two years as the frequency with which our shareholders will be asked to hold a non-binding, advisory vote on the compensation of our named executive officers.

Required Vote

The choice of frequency that receives the highest number of “FOR” votes will be considered as the frequency with which our shareholders will be asked to hold a non-binding, advisory vote on the compensation of our named executive officers. The Board will consider the outcome of the vote when making future decisions on executive compensation. However, as an advisory vote, the vote on this Proposal No. 5 is not binding upon us, and the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our shareholders. Although our Board has utilized the two-year frequency in the past, our Board has not yet determined the frequency with which we will hold future shareholder advisory votes on named executive officer compensation required by Section 14A of the Exchange Act or when the next such shareholder advisory vote on named executive officer compensation will occur following the Meeting.

The Board recommends a vote to hold an advisory vote on the compensation of our named executive officers every two years.

PROPOSAL NO. 6 — PRIVATE PLACEMENT PROPOSAL

Background

Securities Purchase Agreement

On January 23, 2025, the Company entered into the Securities Purchase Agreement with a company wholly owned beneficially by Mr. Weinstein, relating to an offering of: (i) 1,383,948 Common Shares, (ii) Pre-Funded Warrants to purchase up to 26,030 Common Shares, and (iii) Common Warrants to purchase up to 84,599 Common Shares. The purchase price for each Common Share and accompanying warrant was $4.61. The Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investor and customary indemnification, registration rights and obligations of the parties.

The Pre-Funded Warrants were issued on the Closing Date, have an exercise price of $0.0001 per share, are exercisable at any time following the receipt of certain approvals from the Company’s shareholders (the “Shareholder Approval”) required pursuant to the Nasdaq 20% Rule and remain exercisable until exercised in full.

The Common Warrants were issued on the Closing Date, have an exercise price of $5.568 per share, will not be exercisable until the Company receives Shareholder Approval, and will be exercisable for three years following the date of receipt of the Shareholder Approval.

The Pre-Funded Warrants and Common Warrants contain customary anti-dilution provisions and are subject to a 19.99% beneficial ownership limitation until the Shareholder Approval is obtained.

The Offering closed on February 5, 2025 (the “Closing Date”). The gross proceeds to the Company from the Offering were $6.5 million, which the Company is using for working capital and general corporate purposes.

The securities issued with respect to the Offering were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 903 of Regulation S promulgated thereunder. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration.

Kokomodo Transaction

Concurrently with the Securities Purchase Agreement and the Offering, on January 23, 2025, the Company and the Investor entered into a binding term sheet (the “Term Sheet”) for the purchase of certain shares representing 71.1% of the equity of Kokomodo (on a fully diluted basis), for an aggregate purchase price of $4.5 million, payable in the Company’s Common Shares.

On March 13, 2025, the Company and Pluri Biotech Ltd., a wholly owned subsidiary of the Company, entered into the Share Purchase Agreement, effective as of March 12, 2025, with Chutzpah Holdings Limited, a company wholly owned by the Investor, and Plantae Bioscience Ltd., a corporation controlled by the Investor, pursuant to which the Seller will (i) sell to the Purchaser 400,000 ordinary shares and 175,000 preferred seed-1 shares, par value NIS 0.01 per share, representing approximately 71.1% of the equity of Kokomodo (on a fully diluted basis), and (ii) transfer, assign and convey in favor of the Purchaser a convertible loan reflecting a principal amount of $0.5 million (together with the Purchased Shares, the “Purchased Interests”).

In consideration for the sale, transfer and conveyance of the Purchased Interests and all other transactions contemplated pursuant to the Share Purchase Agreement, the Company will pay the Seller an aggregate purchase price of $4.5 million, payable in 976,139 Common Shares, which as of January 23, 2025, represented 12.14% of the Company’s issued and outstanding share capital on a fully diluted basis after the deemed issuance of the Consideration Shares (but excluding any securities issuable in connection with the Securities Purchase Agreement).

The Share Purchase Agreement contains customary representation and warranties, agreements of the Purchaser and Seller and customary indemnification, registration rights and obligations of the parties. With respect to the Company’s indemnity obligations, save for fraud, the Company’s indemnity will be limited to the value of the transaction, and may be discharged by issuing additional Common Shares (the “Indemnity Shares”), unless elected by Company to discharge such obligations in cash. In case of issuance of Indemnity Shares, then Seller will be entitled to piggyback registration rights with respect to such Indemnity Shares. With respect to Seller’s indemnity obligations, save for fraud and a breach of Seller’s fundamental representations, Seller’s indemnity obligation will be limited to 15% of the value of the transaction, and shall be made by forfeiture of an equivalent number of Consideration Shares, unless Seller elects (or does not have sufficient shares of Company) to discharge such obligations in cash.

The Company also agreed to execute leak-out agreements (the “Leak-Out Agreement”), pursuant to which Seller agreed to sell, dispose or otherwise transfer the Consideration Shares on Nasdaq or the Tel Aviv Stock Exchange subject to certain limitations and restrictions for a period commencing on the date of closing of the Kokomodo Transaction and ending on the earlier of (i) 36 months after the date of the Leak-Out Agreement execution, (ii) the time on which such holder holds less than 10% of the outstanding shares of the Company and (iii) the occurrence of a breach of the Company’s commitment to register the Consideration Shares under the Securities Act. Additionally, the Share Purchase Agreement provides for a $1,500,000 breakup fee (the “Breakup Fee”), as a sole remedy (except for cases of fraud) in case that the transactions under the Share Purchase Agreement are not consummated by May 23, 2025, as may be extended under certain terms by additional 90 days, but no later than July 23, 2025, for any reason other than due to certain defaults, breaches and/or failure to perform certain undertakings by the Seller, as further described in the Share Purchase Agreement (provided that a termination notice and cure periods were provided in accordance with its terms thereof). The Breakup Fee shall be paid as follows: $1,000,000 shall be payable to Seller in consideration for the sale of the most senior class Company shares held by Seller, reflecting a valuation of $6,000,000; and $500,000 shall be invested in the Company by form of a Simple Agreement For Future Equity (“SAFE”), providing a 20% discount of the price per share set in connection with a trigger event for conversion of the SAFE into equity of Kokomodo and a pre-money valuation cap of $5,500,000 in connection with such conversion.

The closing of the Kokomodo Transaction is subject to, among other conditions, the completion of customary closing conditions, compliance with any regulatory and corporate approvals, including receipt of Shareholder Approval.

The securities issued with respect to the Share Purchase Agreement were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 903 of Regulation S promulgated thereunder. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration.

The foregoing descriptions of the Securities Purchase Agreement, the Pre-Funded Warrants, the Common Warrants, the Term Sheet, the Share Purchase Agreement and the Form of Leak-Out Agreement are qualified in their entirety by reference to the full text of the Securities Purchase Agreement the Form of Pre-Funded Warrants, the Form of Common Warrants, the Term Sheet, the Share Purchase Agreement and the Form of Leak-Out Agreement, copies of which were filed as Exhibits 10.1, 4.1, 4.2, and 10.2, to the Company’s Form 8-K filed with the SEC on January 29, 2025, and as Exhibits and to the Company’s form 8-K filed with the SEC on March , 2025, respectively.

Why We Need Shareholder Approval

Our Common Shares are listed on the Nasdaq Capital Market LLC under the symbol “PLUR”, and as such, we are subject to the Nasdaq listing standards set forth in Marketplace Rules. The Nasdaq 20% Rule requires shareholder approval prior to the issuance of securities in connection with a transaction (other than a public offering) involving the sale, issuance or potential issuance of Common Shares (or securities convertible into or exercisable for Common Shares) at a price less than the “minimum price” (as defined under the Nasdaq 20% Rule), equal to 20% or more of the Common Shares outstanding prior to the transaction.

In order to permit (i) the exercise of the Common Warrants and Pre-Funded Warrants, issued pursuant to the Securities Purchase Agreement, and (ii) the issuance of the Consideration Shares as contemplated by the Kokomodo Transaction, we are seeking Shareholder Approval as required by the Nasdaq 20% Rule.

Consequences of Not Approving this Proposal

If we do not obtain Shareholder Approval, (i) the holders of the Warrants will be unable to exercise such Warrants, and (ii) the Company shall be unable to close the Kokomodo Transaction as well as (a) be required to purchase a certain portion of the Investor’s shares in Kokomodo for a purchase amount of $1,000,000 (based on a $6,000,000 pre-money valuation of Kokomodo, calculated prior to the investment of $500,000 in Kokomodo, as described in (b)), and (b) invest an additional $500,000 in Kokomodo under a SAFE, providing a 20% discount of the price per share set in connection with a trigger event for conversion of the SAFE into equity of Kokomodo and a pre-money valuation cap of $5,500,000 in connection with such conversion.

Required Vote

The affirmative vote of the holders of a majority of the Common Shares having voting power present in person or represented by proxy shall be sufficient for the approval of the exercise of Warrants and the issuance of the Consideration Shares as contemplated by the Kokomodo Transaction.

The Board unanimously recommends a vote “FOR” the approval of exercise of Warrants and the issuance of the Consideration Shares as contemplated by the Kokomodo Transaction.

CORPORATE GOVERNANCE

Committees and Meetings of Our Board

The Board held nine meetings and took action by written consent three times during Fiscal Year 2024. Throughout this period, each member of our Board who was a director in Fiscal Year 2024 attended or participated in at least 75% of the aggregate of the total number of meetings of our Board held and the total number of meetings held by all committees of our Board on which each the director served during the periods such director served. Our Board has four standing committees: the Compensation Committee, the Audit Committee, the Investment Committee and the Nominating Committee.

Audit Committee. The members of our Audit Committee are Mr. Birger, Mr. Levi and Ms. Shemesh-Rasmussen. Mr. Birger is the Chairman of the Audit Committee, and our Board has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the Nasdaq rules and regulations. The Board also determined that Mr. Doron Birger is an Audit Committee financial expert. The Audit Committee operates under a written charter that is posted on our website at www.pluri-biotech.com. The information on our website is not incorporated by reference into this Proxy Statement. The primary responsibilities of our Audit Committee include:

●	appointing, compensating and retaining our registered independent public accounting firm;

●	overseeing the work performed by any outside accounting firm;

●	assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by us to the SEC, our shareholders or to the general public, and (ii) our internal financial and accounting controls;

●	recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations; and

●	overseeing the Company’s risk management arising from cybersecurity threats.

Our Audit Committee held five meetings and took action by written consent one time during Fiscal Year 2024.

Compensation Committee. The members of our Compensation Committee are Mr. Levi and Mrs. Shemesh-Rasmussen. Mrs. Shemesh-Rasmussen is the Chairman of the Compensation Committee and the Board has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Compensation Committee operates under a written charter that is posted on our website at www.pluri-biotech.com. The information on our website is not incorporated by reference into this Proxy Statement. The primary responsibilities of our Compensation Committee include:

●	reviewing and recommending to our Board the annual base compensation, the annual incentive bonus, equity compensation, employment agreements and any other benefits of our executive officers;

●	administering our equity-based plans and making recommendations to our Board with respect to our incentive–compensation plans and equity–based plans;

●	annually reviewing and making recommendations to our Board with respect to the compensation policy for such other officers as directed by our Board; and

●	administering our clawback policy.

Our Compensation Committee held two meetings and took action by written consent twice during Fiscal Year 2024.

Investment Committee. Doron Birger is the Chairman and sole member of the Investment Committee and the Board has determined that he is “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Investment Committee operates under a written charter that is posted on our website, www.pluri-biotech.com. The Primary responsibilities of our Investment Committee include:

●	Managing the Company’s investment portfolio, including periodically reviewing the performance and effectiveness of the Company’s’ investment portfolio; and

●	Establishing and periodically reviewing the Company’s investment guidelines and hedging policies; and

●	Monitoring and analyzing the Company’s foreign exchange risks and exposures; and

●	Recommending the Company’s investment advisers, monitoring their performance and when appropriate, recommending terminating their engagement; and

●	Monitoring on a periodic basis the Company’s cashflow.

Our Investment Committee held four meetings during Fiscal Year 2024.

Nominating Committee. The members of our Nominating Committee are Rami Levi and Maital Shemesh-Rasmussen. Mr. Levi is the Chairman of the Nominating Committee. The Board has determined that all of the members of the Nominating Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Nominating Committee operates under a written charter that is posted on the “Investors” section of our website, www.pluri-biotech.com. The primary responsibilities of our Nominating Committee include:

●	Overseeing the composition and size of the Board, developing qualification criteria for Board members and actively seeking, interviewing and screening individuals qualified to become Board members for recommendation to the Board;

●	recommending the composition of the Board for each annual meeting of shareholders; and

●	reviewing periodically with the Chairman of the Board and the CEO the succession plans relating to positions held by directors, and making recommendations to the Board with respect to the selection and development of individuals to occupy those positions.

Our Nominating Committee did not hold any meetings during Fiscal Year 2024 and took action by written consent once. The Nominating Committee did not receive advice from or retain any consultants during Fiscal Year 2024.

Director Nominations

The Nominating Committee is responsible for developing and approving criteria, with Board approval, for candidates for Board membership. The Nominating Committee is responsible for overseeing the composition and size of the Board, developing qualification criteria for Board members and actively seeking, interviewing and screening individuals qualified to become Board members for recommendation to the Board and for recommending the composition of the Board for each of the Company’s annual meetings. The Board as a whole is responsible for nominating individuals for election to the Board by the shareholders and for filling vacancies on the Board that may occur between annual meetings of the shareholders.

Nominees for director will be selected on the basis of their integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. No particular criteria will be a prerequisite or will be assigned a specific weight, nor does the Company have a diversity policy. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

We have never received communications from shareholders recommending individuals to any of our independent directors. Therefore, we do not yet have a policy with regard to the consideration of any director candidates recommended by shareholders. In Fiscal Year 2024, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board. We have not received any recommendations from shareholders for Board nominees. All of the nominees for election at the Meeting are current members of our Board.

Board Leadership Structure.

Commencing on January 1, 2022, Mr. Aberman transitioned from his position as Executive Chairman to Chairman of the Board. In his position as Chairman of the Board, Mr. Aberman is responsible for setting the agenda and priorities of the Board.

As CEO, Mr. Yanay, leads our day-to-day business operations and is directly accountable to the full Board, and, in addition, is responsible for our management operations and for general oversight of our business and the various management teams that are responsible for our day-to-day operations. We believe that this structure provides an efficient and effective leadership model for the Company to enable us to deliver better results and explore opportunities for the company and its investors.

We believe that having different persons serving as Chairman and CEO, together with three independent directors is the optimal Board structure to provide independent oversight and management accountability while ensuring that our strategic plans are pursued to optimize long-term shareholder value.

Risk Oversight. The Board, including the Audit Committee, Investment Committee, and Compensation Committee, periodically reviews and assesses the significant risks to the Company. Our management is responsible for our risk management process and the day-to-day supervision and mitigation of risks. These risks include strategic, operational, competitive, financial, legal and regulatory risks. Our Board leadership structure, which is monitored and reviewed periodically by our Nominating Committee, together with the frequent interaction between our directors and management, assists in this effort. Communication between our Board and management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements.

While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed of such risks through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board administers its risk oversight responsibilities through the CEO and the CFO, who, together with management representatives of the relevant functional areas, review and assess our operations as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

Our Board has adopted a Code of Business Conduct and Ethics that applies to, among other persons, members of our Board, our officers including our CEO (being our principal executive officer) and our CFO (being our principal financial and accounting officer) and our employees. Our Code of Business Conduct and Ethics is posted on the “Investors & ESG - Governance” section of our website at www.pluri-biotech.com. The information on our website is not incorporated by reference into this Definitive Proxy. We intend to satisfy the disclosure requirements under Item 5.05 of Current Report on Form 8-K regarding amendments to, or waivers from, a provision of our Code of Business Conduct and Ethics by posting such information on the website at the address specified above.

Anti-Hedging Policy

Under our insider trading policy, our directors and officers are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges, without prior written pre-clearance.

COMMUNICATING WITH OUR BOARD

Our Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Mr. Birger, one of our independent directors, and the Chairman of our Audit Committee, with the assistance of our outside counsel, is primarily responsible for monitoring communications from our shareholders and for providing copies or summaries to the other directors as he considers appropriate. Communications are forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Birger considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Board should address such communications to: Pluri Inc., c/o Doron Birger, MATAM Advanced Technology Park Building No. 5, Haifa, Israel, 3508409.

ATTENDANCE AT SPECIAL AND ANNUAL SHAREHOLDER MEETINGS

We encourage our directors to attend our special and annual shareholders meetings. Mr. Aberman, our Chairman, attended our last annual shareholder meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation owed to our CEO and our CFO, or our named executive officers, for the Fiscal Year 2024 and the fiscal year ended June 30, 2023 (“Fiscal Year 2023”). During Fiscal Year 2024 and Fiscal Year 2023, we did not have any other executive officers. All references to shares and share equivalents have been adjusted to reflect the Company’s reverse share split that was implemented by the Company effective April 1, 2024 in the ratio of 8 to 1.

Name and Principal Position	Fiscal Year (1)	Salary ($)(2)		Non-Equity Plan Compensation ($)		Share-based Awards ($)(5)		All Other Compensation ($)		Total ($)
Yaky Yanay	2024	281,693	(6)(9)	23,976	(3)	399,000	(6)	36,810	(7)	741,479
CEO	2023	296,728	(6)	128,058	(4)	2,169,642	(6)	33,787	(7)	2,628,215

Chen Franco-Yehuda*	2024	257,309	(9)	7,992	(3)	202,350		24,715	(8)	492,366
CFO	2023	284,096		66,062	(4)	-		25,081	(8)	375,239

*	Ms. Franco-Yehuda resigned from her position as CFO effective September 30, 2024.

(1)	The information is provided for each fiscal year, which begins on July 1 and ends on June 30.

(2)

Amounts paid for Salary which were originally denominated in NIS, were translated into U.S. dollars at the then current exchange rate for each payment. The salaries of Mr. Yanay and Ms. Franco-Yehuda are comprised of base salaries and additional payments and provisions such as welfare benefits, paid time-off, life and disability insurance and other customary or mandatory social benefits to employees in Israel.

(3)	For Mr. Yanay and Ms. Franco-Yehuda, we accrued bonuses during Fiscal Year 2024 of $23,976 and $7,992 respectively, for certain performance-based bonuses as defined in their employment agreement, which were approved by the Board on September 18, 2024 and paid in October 2024.

(4)	For Mr. Yanay and Ms. Franco-Yehuda, we accrued, bonuses during Fiscal Year 2023 of $128,058 and $66,062 respectively, for certain target bonuses as a result of the achievement of certain milestones that were defined by the Compensation Committee. On November 13, 2023, the Compensation Committee approved a bonus payment of $84,000, which was paid in March 2024, to Mr. Yanay and a bonus payment of $43,000, which was paid in March 2024, to Ms. Franco-Yehuda based on their achievement of several performance goals.

(5)

The fair value recognized for the share-based awards was determined as of the grant date in accordance with Accounting Standard Codification (“ASC”), Topic 718. The assumptions used in the calculations for these amounts for Fiscal Year 2024 are included in Note 9 to our audited consolidated financial statements for Fiscal Year 2024 and 2023 respectively, included in our Annual Report on Form 10-K for the Fiscal Year 2024 (see also “Grants of Plan-Based Awards” table presented below).

(6)	On December 14, 2022, Mr. Yanay, agreed to forgo, starting January 1, 2023, $375,000 of his annual cash salary for the next twelve months in return for equity grants, issuable under our existing equity compensation plans. In that regard, we granted Mr. Yanay (i) 41,853 RSUs, vesting ratably each month, and (ii) options to purchase 41,853 Common Shares, vesting ratably each month, with a term of 3 years, at an exercise price of $8.96 per share. In addition, the Board also agreed to grant Mr. Yanay options to purchase 187,500 Common Shares, with a term of 3 years, with the following terms: (i) options to purchase 62,500 Common Shares at an exercise price of $12.48 per share, 50% vesting on June 30, 2023 and 50% vesting on December 31, 2023, (ii) options to purchase 62,500 Common Shares at an exercise price of $16.64 per share, 50% vesting on June 30, 2023 and 50% vesting on December 31, 2023, and (iii) options to purchase 62,500 Common Shares at an exercise price of $20.8 per share, 50% vesting on June 30, 2023 and 50% vesting on December 31, 2023. All options were granted in January 2023 and will expire on April 27, 2026.

(7)	Includes costs in connection with car and mobile phone expenses for Mr. Yanay for Fiscal Year 2024 and 2023. We have also paid Mr. Yanay the tax associated with the company car benefit, which is grossed-up and is part of the amount in the “Salary” column.

(8)	Includes costs in connection with a company car or car expenses reimbursement and mobile phone expenses for Ms. Franco-Yehuda for Fiscal Year 2024 and 2023.
(9)	In December 2023, in light of the ongoing conflict in Israel and challenges in predicting its resolution and the subsequent impact on the Company’s operations, and in order to ensure the Company’s financial stability, the Board approved, at the recommendation of the Company’s management, (i) a 20% monthly cash salary reduction in the amount of 39,600 NIS to Mr. Yanay, our CEO, for the months of January 2024 and February 2024, (ii) a 20% cash salary reduction in the amount of 39,000 NIS to Mrs. Franco – Yehuda, our CFO, for the months of December 2023, January 2024 and February 2024.

Employment Agreements

During Fiscal Year 2024, we had the following written agreements and other arrangements concerning compensation with our named executive officers:

(a)	Starting January 1, 2021, Mr. Yanay’s monthly salary is NIS 99,000, approximately $30,000 per month. Mr. Yanay is also provided with a cellular phone and a Company car (including gross payment of tax associated with the company car benefit) pursuant to the terms of his agreement. Furthermore, Mr. Yanay is entitled to a performance-based bonus of 1.5% from amounts received by us from non-diluting funding and strategic deals and a target bonus equal to up to seven times his monthly salary subject to milestones and performance targets that was set by our Compensation Committee. The Board may also grant Mr. Yanay a discretionary bonus of up to 3 months of his monthly salary.

(b)	Starting January 1, 2021, Ms. Franco-Yehuda’s monthly salary was NIS 65,000. Ms. Franco-Yehuda also received cellular phone expense reimbursements and was entitled to car expense reimbursements or Company car pursuant to the terms of her employment agreement. Furthermore, Ms. Franco-Yehuda was entitled to a performance-based bonus of 0.5% from amounts received by us from non-diluting funding and strategic deals and a target bonus equal to up to five and a half times her monthly salary, subject to milestones and performance targets that was set by our Compensation Committee. The Board could also grant Ms. Franco-Yehuda a discretionary bonus of up to 3 months of her monthly salary.

(c)	On September 18, 2024, the Company entered into an employment agreement and a standard indemnification agreement with Liat Zalts, as the Company’s CFO and Treasurer effective as of September 30, 2024. Mrs. Zalts was granted 15,000 RSUs with a three-year vesting period (50% will vest quarterly on the first year, 25% will vest quarterly on the second year and 25% will vest quarterly on the third year). Except as otherwise set forth herein, there is no arrangement or understanding between Ms. Zalts any other person pursuant to which she was appointed as CFO and there are no transactions in which Ms. Zalts has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(d)	On September 18, 2024, the Board approved a bonus payment of $31,500 to the CEO and a bonus payment of $36,850 to the CFO in accordance with their employment agreements. Such bonuses were paid in October 2024. In addition, the Board also approved a special bonus of $131,250 for the CEO and a bonus payment of $43,750 for the CFO, which were paid in Common Shares in September 2024. Accordingly, the Board resolved that the issuance of shares to the CEO and to the CFO will be made under the Company’s 2019 Plan.

Potential Payments Upon Termination or Change-in-Control

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change-in-control) or a change of responsibilities following a change-in-control, except for the following: (i) in the event of termination of Mr. Yanay employment, he is entitled to a severance payment, under Israeli law, that equals a month’s compensation for each twelve-month period of employment or otherwise providing services to the Company, and an additional adjustment fee that equals the monthly base salary multiplied by six, plus the number of years the employment agreement is in force from September 12, 2018, but in any event no more than nine months in the aggregate; and (ii) in the event of termination of Ms. Franco-Yehuda’s employment, she was entitled to a severance payment, under Section 14 of the Israeli Severance Pay Law, 1963 (the “Severance Pay Law”), and an adjustment fee that equals her monthly salary amount multiplied by three, plus the number of years the employment agreement remains in force from June 30, 2020, but in any event no more than six years in the aggregate.

In addition, Mr. Yanay is and Ms. Franco-Yehuda was entitled to acceleration of the vesting of their options and RSUs in the following circumstances: (1) if we terminate their employment for a reason other than cause (as may be defined in each respective agreement), they will be entitled to acceleration of 100% of any unvested awards and (2) if they resign, they will be entitled to acceleration of 50% of any unvested award, subject to the approval of the Board. In addition, Mr. Yanay is and Ms. Franco-Yehuda was also entitled to acceleration of 100% of any unvested award in case of our change in control as defined in their respective employment agreements. As noted above, Ms. Franco-Yehuda ceased serving as our CFO effective September 30, 2024.

The following table displays the value of what our CEO and CFO would have received from us had their employment been terminated, or a change in control of us happened on June 30, 2024.

Officer	Salary		Accelerated Vesting of RSUs(1)		Total
Yaky Yanay
Terminated due to officer resignation	$644,097	(5)	$232,555	(2)	$876,652
Terminated due to discharge of officer	$644,097	(5)	$465,111	(3)	$1,109,208
Change in control	-		$465,111	(4)	$465,111

Chen Franco-Yehuda
Terminated due to officer resignation	$137,111	(6)	$114,473	(2)	$251,584
Terminated due to discharge of officer	$137,111	(6)	$228,946	(3)	$366,057
Change in control	-		$228,946	(4)	$228,946

(1)	Value shown represents the difference between the closing market price of our Common Shares on June 30, 2024, of $5.78 per share and the applicable exercise price of each grant.

(2)	Up to 50% of all unvested RSUs issued under the applicable equity incentive plans vest upon resignation under the terms of those plans, subject to the approval of the Board at its sole discretion.

(3)	All unvested RSUs issued under the applicable equity incentive plans vest upon an involuntary termination due to discharge, except for cause.

(4)	All unvested RSUs issued under the applicable equity incentive plans vest upon a change in control under the terms of those plans.

(5)	Pursuant to his employment agreement, in case of termination, Mr. Yanay is entitled to adjustment fees of $326,000 (nine (9) months salaries including provisions such as welfare benefits, paid time-off, life and disability insurance and other customary or mandatory social benefits to employees in Israel). In addition, as of June 30, 2024, Mr. Yanay is eligible to receive severance payments of $318,000, out of which $280,000 have been accrued in his severance fund. Therefore, we will need to pay the difference between Mr. Yanay’s eligibility to receive severance payment and the value of the fund, which as of June 30, 2024, amounted to $38,000.

(6)	Pursuant to her employment agreement, in case of termination, Ms. Franco-Yehuda’s was entitled to adjustment fees of $137,000 (six (6) months salaries) including provisions such as welfare benefits, paid time-off, life and disability insurance and other customary or mandatory social benefits to employees in Israel) and severance payments, according to Section 14 of the Severance Pay Law

Pension, Retirement or Similar Benefit Plans

We have no arrangements or plans, except for those we are obligated to maintain pursuant to the Israeli law, under which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options, RSUs or restricted shares at the discretion of our Board in the future.

Outstanding Equity Awards at the End of Fiscal Year 2024

The following table presents the outstanding equity awards held as of June 30, 2024, by our named executive officers, all of which have been issued pursuant to our 2019 Plan, and 2016 Plan.

Number of Securities Underlying Unexercised
	Option Awards				Share Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares that have not vested (#)		Market value of shares that have not vested ($)
Yaky Yanay	3,488	-	8.96	31/01/2026	-		-
	3,488	-	8.96	18/02/2026	-		-
	3,488	-	8.96	31/03/2026	-		-
	3,488	-	8.96	25/04/2026	-		-
	3,488	-	8.96	31/05/2026	-		-
	3,488	-	8.96	30/06/2026	-		-
	3,488	-	8.96	31/07/2026	-		-
	3,488	-	8.96	31/08/2026	-		-
	3,488	-	8.96	30/09/2026	-		-
	3,488	-	8.96	31/10/2026	-		-
	3,488	-	8.96	30/11/2026	-		-
	3,489	-	8.96	31/12/2026	-		-
	31,250	-	12.48	30/06/2026	-		-
	31,250	-	12.48	31/12/2026	-		-
	31,250	-	16.64	30/06/2026	-		-
	31,250	-	16.64	31/12/2026	-		-
	31,250	-	20.8	30/06/2026	-		-
	31,250	-	20.8	31/12/2026	-		-
	-	-	-	-	3,907	(1)	$22,582
	-	-	-	-	76,563	(2)	$442,534
Chen Franco-Yehuda	-	-	-	-	782	(3)	$4,520
	-	-	-	-	38,830	(4)(5)	$224,437

(1)	3,907 RSUs vest in one equal installment on September 10, 2024.

(2)	76,563 RSU vest as follows: (a) 32,811 RSUs vest in three equal installments of 10,937 on July 23, 2024 and three months thereafter; and (b) 43,752 RSUs vest in eight equal installments of 5,469 on April 23, 2025 and every three months thereafter.

(3)	782 RSUs vest in one equal installment on September 10, 2024.

(4)	38,830 RSU vest as follows: (a) 16,638 RSUs vest in three equal installments of 5,546 on July 23, 2024 and three months thereafter; and (b) 22,192 RSUs vest in eight equal installments of 2,774 on April 23, 2025 and every three months thereafter.

(5)	On February 11, 2025, the Board approved an acceleration of 50% of the unvested share award, equal to 11,094 RSUs, in accordance with Ms. Franco-Yehuda’s employment agreement.

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our CEO and our CFO and certain financial performance of the Company for each of the Fiscal Years 2024, Fiscal Year 2023 and the fiscal year ended June 30, 2022 (“Fiscal Year 2022”).

Fiscal Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (1)	Summary Compensation Table Total for CFO	Compensation Actually Paid to CFO (1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Loss
2024	$741,479	$306,677	$492,366	$337,490	$(2,590)	$21,344,000
2023	$2,628,215	$(237,997)	$375,239	$353,926	$(2,528)	$28,887,000
2022	$1,298,179	$(1,766,822)	$608,206	$174,205	$(2,184)	$41,374,000

(1)	Amounts represent compensation actually paid to Mr. Yaky Yanay, our CEO, and to Ms. Chen Franco-Yehuda, our CFO. See “Executive Compensation – Summary Compensation Table” for certain other compensation and awards granted to our CEO and our CFO for each of the fiscal years ended June 30, 2024 and 2023.

Compensation actually paid to our CEO represents the total compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Adjustments to Determine Compensation “Actually Paid” to our CEO	2024	2023	2022
Total Compensation in the Summary Compensation Table	$741,479	$2,628,215	$1,298,179
Deduction for Amounts Reported under the “Share-Based Awards” Column in the Summary Compensation Table	(399,000)	(2,169,642)	-
Deduction for Amounts Reported under “All Other Compensation” Column in the Summary Compensation Table, related to allocation of shares of Ever After Foods	-		(705,000)
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End	93,467	(209,050)	-
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date(1)	4,931	(165,957)	-
Increase/deduction for Awards Granted During Prior Fiscal Year, with market condition for vesting, that were Outstanding and Unvested as of Applicable Fiscal Year End	-	(215,000)	(1,365,000)
Increase/deduction for Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End	(2,485)	(67,188)	(767,813)
Increase/deduction for Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year	(131,715)	(39,375)	(227,188)
Total Adjustments	(434,802)	(2,866,212)	(3,065,001)
Compensation Actually Paid to the CEO	$306,677	$(237,997)	$(1,766,822)

Compensation actually paid to our CFO represents the total compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Adjustments to Determine Compensation “Actually Paid” to our CFO	2024	2023	2022
Total Compensation in the Summary Compensation Table	$492,366	$375,239	$608,206
Deduction for Amounts Reported under the “Share-based Awards” Column in the Summary Compensation Table	(202,350)	-	-
Deduction for Amounts Reported under “All Other Compensation” Column in the Summary Compensation Table, related to allocation of shares of Ever After Foods			(235,000)
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End	47,401	-	-
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date(2)	2,501	-	-
Increase/deduction for Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End	(497)	(13,438)	(153,563)
Increase/deduction for Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year	(1,931)	(7,875)	(45,438)
Total Adjustments	(154,876)	(21,313)	(434,001)
Compensation Actually Paid to our CFO	$337,490	$353,926	$174,205

Relationship Between Financial Performance Measures

The relationships between the compensation actually paid to our CEO and the compensation actually paid to our CFO, with (i) our cumulative total shareholder return (“TSR”), and (ii) our net loss, in each case, for the Fiscal Years 2024 and 2023 is described as follows:

From 2022 to 2023 and from 2023 to 2024, the compensation actually paid to our CEO increased from $(1,766,822) to $(237,997) and increased from $(237,997) to $306,677, respectively. On December 14, 2022, Mr. Yanay agreed to forgo, starting January 1, 2023, $375,000 of his annual cash salary for the next twelve months in return for equity grants, issuable under our existing equity compensation plans. In that regard, Mr. Yanay was granted (i) 41,853 RSUs, vesting ratably each month, and (ii) options to purchase 41,853 Common Shares, vesting ratably each month, with a term of 3 years, at an exercise price of $1.12 per share. In addition, the Board of Directors also agreed to grant Mr. Yanay options to purchase 187,500 Common Shares, with a term of 3 years, with the following terms: (i) options to purchase 62,500 Common Shares at an exercise price of $12.48 per share, 50% vesting on June 30, 2023 and 50% vesting on December 31, 2023, (ii) options to purchase 62,500 Common Shares at an exercise price of $16.64 per share, 50% vesting on June 30, 2023 and 50% vesting on December 31, 2023, and (iii) options to purchase 62,500 Common Shares at an exercise price of $20.8 per share, 50% vesting on June 30, 2023 and 50% vesting on December 31, 2023. All options were granted in January 2023 and will expire on April 27, 2026. On January 23, 2024, the Board also agreed to grant Mr. Yanay 87,500 RSUs with a three-year vesting period (50% will vest quarterly on the first year, 25% will vest quarterly on the second year and 25% will vest quarterly on the third year). Starting January 1, 2021, Mr. Yanay’s monthly salary is NIS 99,000. Mr. Yanay is also provided with a cellular phone and a Company car pursuant to the terms of his agreement. Furthermore, Mr. Yanay is entitled to a performance-based bonus of 1.5% of the amounts actually received by us in case of a non-diluting funding and consummation of strategic deals and a target bonus equal to up to seven times his monthly salary subject to milestones and performance targets that was set by our Compensation Committee. The Board may also grant Mr. Yanay a discretionary bonus of up to 3 months of his monthly salary. On November 13, 2023, the Compensation Committee has approved a bonus payment of $84,000, which was paid in March 2024, to Mr. Yanay based on his achievement of 45% of his goals. In December 2023, in light of the ongoing conflict in Israel and challenges in predicting its resolution and the subsequent impact on the company’s operations, and in order to ensure the company’s financial stability, the board of directors approved, at the recommendation of the Company’s management, a 20% monthly cash salary reduction in the amount of 39,600 NIS to Mr. Yanay for the months of January 2024 – February 2024. On September 18, 2024, the Board approved a bonus payment of $31,500 to Mr. Yanay in accordance with his employment agreement, which was paid in October 2024. In addition, the Board also approved a special bonus of $131,250 for Mr. Yanay, which was paid in 25,240 Common Shares in September 2024.

From 2022 to 2023 and from 2023 to 2024, the compensation actually paid to our CFO increased from $174,205 to $353,926 and decreased from $353,926 to $337,490, respectively. On January 23, 2024, the Board of Directors also agreed to grant Ms. Franco-Yehuda 44,375 RSUs with a three-year vesting period (out of which 33,282 RSUs vested and the rest 11,093 unvested RSUs will expire on March 31, 2025). Starting January 1, 2021, Ms. Franco-Yehuda’s monthly salary was NIS 65,000. Ms. Franco-Yehuda also received cellular phone expense reimbursements and was entitled to car expense reimbursements or Company car pursuant to the terms of her employment agreement. Furthermore, Ms. Franco-Yehuda was entitled to a performance-based bonus of 0.5% from amounts received by us from non-diluting funding and strategic deals and a target bonus equal to up to five and a half times her monthly salary, subject to milestones and performance targets that was set by our Compensation Committee. The Board could also grant Ms. Franco-Yehuda a discretionary bonus of up to 3 months of her monthly salary. On November 13, 2023, the Compensation Committee has approved a bonus payment of $43,000, which was paid on March 2024, to Ms. Franco-Yehuda based on her achievement of 45% of her goals. In December 2023, in light of the ongoing conflict in Israel and challenges in predicting its resolution and the subsequent impact on the company’s operations, and in order to ensure the company’s financial stability, the board of directors approved, at the recommendation of the Company’s management, a 20% monthly cash salary reduction in the amount of 39,000 NIS to Ms. Franco-Yehuda for the months of December 2023 – February 2024. On September 18, 2024, the Board approved a bonus payment of $36,850 to Ms. Franco-Yehuda in accordance with her employment agreement, which was paid in October 2024. The Board also approved a special bonus of $43,750 for Ms. Franco-Yehuda, which was paid in 8,413 Common Shares in September 2024. In addition, on February 11, 2025, the Board approved an acceleration of 50% of the unvested share award, equal to 11,094 RSUs, in accordance with Ms. Franco-Yehuda’s employment agreement.

From 2022 to 2023 and from 2023 to 2024, the Company’s TSR increased from $(2,184) to $(344) and from $(344) to $(62), respectively. Our cumulative TSR for the two-years period ended June 30, 2023 and June 30, 2024 was $(2,528) and $(2,590), respectively. From 2022 to 2023, our net loss decreased by 30%, from approximately $41,374,000 to $28,887,000 mainly due to completion and termination of clinical studies activities that resulted in a decrease in research and development expenses, net, a decrease in general and administrative expenses and an increase in financial expenses. From 2023 to 2024, our net loss decreased by 26%, from approximately $28,887,000 to $21,344,000 mainly due to completion and termination of clinical studies activities that resulted in a decrease in research and development expenses, net, a decrease in general and administrative expenses, mainly attributed to decrease in share-based compensation expenses and a decrease in salaries and related expenses and an increase in financial income.

Director Compensation

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who is not an executive officer during Fiscal Year 2024:

Name	Fees Earned or Paid in Cash ($)(2)	Share-based Awards ($)(3)	Total ($)
Zami Aberman	123,033	25,137	148,170
Doron Birger	44,216	22,743	66,959
Lorne Abony (1)	4,750	74,206	78,956
Rami Levi	38,950	21,147	60,097
Maital Shemesh-Rasmussen	41,800	21,746	63,546

(1)	Mr. Abony requested that he not be re-nominated as a director nominee, and such decision was not due to any disagreement on any matter relating to the Company’s operations, policies or practices. Effective as of June 25, 2024, he ceased being a Board member.

(2)	Excluding VAT.

(3)	The fair value recognized for the share-based awards was determined as of the grant date in accordance with ASC 718. The assumptions used in the calculations for these amounts for Fiscal Year 2024 are included in Note 9 to our audited consolidated financial statements for Fiscal Year 2024 and 2023 respectively, included in our Annual Report on Form 10-K for the Fiscal Year 2024.

As of June 30, 2024, we have outstanding grants to our non-executive directors aggregating 163,635 RSUs of which 140,583 were exercisable or vested, as the case may be, as follows:

Name	Total of restricted shares and RSUs granted and outstanding	Total unvested restricted shares and RSUs.
Zami Aberman	128,206	8,730
Doron Birger	7,493	5,149
Lorne Abony(1)	13,523	-
Rami Levi	7,141	4,529
Maital Shemesh-Rasmussen	7,272	4,643
Total	163,635	23,051

(1)	Since Mr. Abony ceased being a Board member, 50% of his unvested awards were accelerated, following the Board’s approval, and 50% of his awards were forfeited.

For all directors, the vesting of directors’ share options, RSUs and restricted shares accelerates in the following circumstances: (1) if the director is not re-nominated to serve on the Board or the director is not re-elected by shareholders at a special or annual meeting, this will result in the acceleration of 100% of any unvested award, and (2) the voluntary resignation of a director will result in the acceleration of up to 50% of any unvested award subject to Board approval. In addition, a change in control will result in the acceleration of 100% of any unvested award of our directors.

Mr. Aberman serves as our Chairman of the Board, and on January 1, 2023, we entered into a new consulting agreement (the “New Agreement”), with Mr. Aberman pursuant to which Mr. Aberman currently receives a yearly gross amount of $116,000 plus VAT as applicable in Israel, payment is made on a monthly basis. Mr. Aberman is also entitled, Subject to Board’s discretion, a special bonus payment of up to US$75,000 for extraordinary performance, or special efforts devoted on behalf of the Company. In addition, the Board or the Board’s Compensation Committee may decide to grant Mr. Aberman with other bonuses at the Board discretion. Mr. Aberman is also entitled to a monthly car expenses reimbursement of NIS 4,000.

Other than as described above, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board as per policy approved by our Compensation Committee. The Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during Fiscal Year 2024.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed the audited financial statements for Fiscal Year 2024 with management; (2) discussed with the Independent Auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and the SEC; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report for the Fiscal Year 2024, for filing with the SEC.

By the Audit Committee of the Board of
Directors of Pluri Inc.

Doron Birger, Chairman
Rami Levi Maital Shemesh-Rasmussen

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The fees for services provided by our independent registered public accounting firm to the Company in the last two fiscal years were as follows:

	Fiscal year ended June 30, 2024	Fiscal year ended June 30, 2023
Audit Fees	$116,290	$120,542

Audit-Related Fees	31,531	5,573

Tax Fees	-	-

All Other Fees	10,752	-

Total Fees	$158,573	$126,115

Audit Fees. These fees were comprised of (i) professional services rendered in connection with the audit of our consolidated financial statements for our Annual Report on Form 10-K, (ii) the review of our quarterly consolidated financial statements for our quarterly reports on Form 10-Q and, (iii) audit services provided in connection with other regulatory or statutory filings.

Audit-Related Fees. These fees were comprised of fees related to the consents related to our Form S-3 filings, consents related to our Form S-8 filings and fees related to the annual comfort letter relating to our ATM Agreement.

All Other Fees. These fees were comprised of assistance in preparation of grant applications to the Israel Innovation Authority and other agencies.

Pre-Approval Policies and Procedures

SEC rules require that before the independent registered public accounting firm are engaged by us to render any auditing or permitted non-audit related service, the engagement be:

1.	pre-approved by our Audit Committee; or

2.	entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

The Audit Committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

As of June 30, 2024, we have accrued approximately $33,000 for the annual audit fees for Fiscal Year 2024 and approximately $2,000 for other fees, which we expect to pay PricewaterhouseCoopers during Fiscal Year 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and monitors all related person transactions which may be entered into by the Company as required by rules of Nasdaq.

Except for the compensation arrangements described above, during Fiscal Years 2024 and 2023, we did not participate in any transaction, and we are not currently participating in any proposed transaction, or series of transactions, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS

Shareholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to our 2026 Annual Meeting, must comply with Rule 14a-8 under the Securities Exchange Act. Rule 14a-8 requires that shareholder proposals be delivered to our principal executive offices not less than 120 calendar days before the date of the Company’s previous year’s proxy statement released to shareholders in connection with the previous year’s annual meeting. Accordingly, if you wish to submit a proposal to be considered for inclusion in the proxy statement for our 2026 Annual Meeting, you must advise our Secretary of such proposals in writing by January 2, 2026.

Shareholders who wish to present a proposal at our 2026 Annual Meeting of shareholders without inclusion of such proposal in our proxy materials, must advise our Secretary of such proposals in writing by March 1, 2026.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, to the best knowledge and belief of the Company, as of March 10, 2025 (unless provided herein otherwise), with respect to holdings of our Common Shares by (1) each person known by us to be the beneficial owner of more than 5% of the total number of our Common Shares outstanding as of such date; (2) each of our directors; (3) each of our named executive officers; and (4) all of our directors and our executive officers as a group.

Unless otherwise indicated, the address of Directors and Named Executive Officers listed below is c/o Pluri Inc., MATAM Advanced Technology Park, Building No. 5, Haifa, Israel, 3508409.

Name of Beneficial Owner	Beneficial Number of Shares(1)		Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Yaky Yanay CEO, President and Director	462,129	(2)	6.38%
Chen Franco-Yehuda** CFO	51,950		*
Doron Birger Director	5,156	(3)	*
Maital Shemesh-Rasmussen Director	5,190	(4)	*
Rami Levi Director	5,113	(5)	*
Alexandre Weinstein	1,383,948	(6)	19.74%
Director
Zami Aberman Chairman of the Board of Directors	138,580	(7)	1.98%
Directors and Executive Officers as a group (7 persons)	2,007,385	(8)	28.43%
5% Shareholders
David M. Slager	351,513	(9)	4.97%
John A. Gun.	307,250	(10)	4.38%
Merchant Adventure Fund L.P.	475,000	(11)	6.78%
Shayna LP	419,258	(12)	5.98%
Chutzpah Holdings Limited	1,383,948	(13)	19.74%

*	less than 1%

**	Ms. Franco-Yehuda ceased serving as our CFO effective September 30, 2024. Ms. Liat Zalts was appointed as our CFO and Treasurer effective September 30, 2024.

(1)	Based on 7,010,456 Common Shares issued and outstanding as of March 10, 2025. Except as otherwise indicated, we believe that the beneficial owners of the Common Shares listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Shares subject to options, warrants or right to purchase or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are reflected in the table above and are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes options to acquire 229,353 shares and 5,469 RSUs which vest within 60 days.

(3)	Includes 469 RSUs which vest within 60 days.

(4)	Includes 299 RSUs which vest within 60 days.

(5)	Includes 290 RSUs which vest within 60 days.

(6)	Includes 1,383,948 Common Shares which are owned by Chutzpah Holdings Limited (“Chutzpah”), which Mr. Weinstein indirectly owns 100% of, and may be deemed to beneficially own securities owned by Chutzpah. Mr. Weinstein was appointed as a director effective January 23, 2025.

(7)	Includes 345 RSUs which vest within 60 days.

(8)	Includes options to acquire up to 229,353 shares.

(9)	Based solely upon a Schedule 13G filed by Mr. Slager, Regals Capital Management LP (“Regals Management”), and Regals Fund LP (“Regals Fund”), with the SEC on February 1, 2024. Regals Fund directly owned 194,493 Common Shares. Regals Management, as the investment manager of Regals Fund, may be deemed to beneficially own the Common Shares owned directly by Regals Fund. Mr. Slager, as the managing member of the general partner of Regals Management, may be deemed to beneficially own the Common Shares beneficially owned by Regals Management, in addition to the 96,270 Common Shares he owns directly, including 60,750 Common Shares issuable upon the exercise of warrants which are subject to a blocker that prevents the holder from exercising such warrants to the extent that, upon such exercise, the holder would beneficially own in excess of 4.99% of the Common Shares outstanding. The address of each of the entities and individual referenced in this footnote is c/o Regals Capital Management LP, 152 West 57th Street, 9th Floor, New York, NY 10019.

(10)	Based solely upon a Schedule 13G filed by Mr. John A. Gunn, with the SEC on February 14, 2024. The address of the individual referenced in this footnote is 1651 Waverley Street Palo Alto, CA 94301.

(11)	Based solely upon a Schedule 13G filed by Merchant Adventure Fund L.P., with the SEC on February 4, 2025. The address of the entity referenced in this footnote is Merchant Adventure Fund LP, 530 Lytton Avenue, 2nd Floor, Palo Alto, CA 94301.

(12)	Based solely upon a Schedule 13G filed by Shayna LP (“Shayna”), with the SEC on February 13, 2024. Shayna directly owned 419,258 Common Shares, not including 449,953 Common Shares issuable upon the exercise of warrants which are subject to a blocker that prevents the holder from exercising such warrants to the extent that, upon such exercise, the holder would beneficially own in excess of 4.99% of the Common Shares outstanding. The address of the entity referenced in this footnote is Shayna LP, CO Services, P.O. Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands.

(13)

Based solely on Schedule 13D filed by Chutzpah with the SEC on February 12, 2025. Chutzpah directly owns 1,383,948 Common Shares, not including pre-funded warrants to purchase up to 26,030 Common Shares, and warrants to purchase up to 84,599 Common Shares, which are subject to a blocker that prevents the holder from exercising such warrants to the extent that, upon such exercise, the holder would beneficially own in excess of 19.99% of the Common Shares outstanding. The address of the entity referenced in this footnote is 4TH Floor, Liberation House, Castle Street St. Helier, Y9, JE1 4HH.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement. If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at Pluri Inc., Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409 or by phone at 011-972-74-710-8600, or by email at info@pluri-biotech.com.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

VOTING

IF YOU ARE THE HOLDER OF RECORD OF YOUR SHARES, YOU MAY VOTE YOUR SHARES OVER THE INTERNET AT WWW.VOTEPROXY.COM OR OVER THE TELEPHONE BY CALLING TOLL-FREE 1-800-PROXIES (1-800-776-9437) IN THE UNITED STATES OR 1-201-299-4446 FROM FOREIGN COUNTIES AND FOLLOWING THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND PROXY CARD.

IF YOU DO NOT WISH TO VOTE BY INTERNET OR TELEPHONE, YOU MAY REQUEST A PAPER PROXY CARD. IF YOU CHOOSE TO DO SO, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE RETURN ENVELOPE THAT WE SEND YOU UPON YOUR REQUEST.

A PROMPT RETURN OF A PAPER PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER COMMUNICATIONS OR MAILINGS.

By Order of the Board of Directors

/s/ Yaky Yanay
Yaky Yanay
Chief Executive Officer and President

Haifa, Israel

March            , 2025

Annex A

PLURI INC.
AMENDED AND RESTATED 2016 EQUITY COMPENSATION PLAN

This 2016 Equity Compensation Plan (the “Plan”), as amended and restated herein, provides for the grant of restricted shares, restricted share units and options to acquire Common Shares in the capital of Pluri Inc., a corporation formed under the laws of the State of Nevada (the “Corporation”). Awards granted under this Plan will include:

(a)	share options, restricted shares and restricted share units that qualify under Section 102 of the Israeli Tax Ordinance (New Version) 1961, as amended and the rules and regulations promulgated thereunder (the “Ordinance”), which will be referred to in this Plan as “102 Awards”;

(b)	share options that do not qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), which will be referred to in this Plan as “Non-Qualified Share Options” (and together with any other form of share option issued under the Plan, “Options”);

(c)	restricted shares and restricted share units, which together with Non-Qualified Share Options shall be referred to in this Plan as “Non-Qualified Awards”; and

(d)	share options, restricted shares and restricted share units under Section 3(i) of the Ordinance to consultants and Controlling Shareholders, as defined in Section 32(9) of the Ordinance (“Controlling Shareholders”) that are excluded from the term “Israeli Employee” as defined in Section 3.3 herein, which will be referred to in this Plan as “3(i) Awards”.

Options, 102 Awards, Non-Qualified Awards and Section 3(i) Awards granted under this Plan are collectively referred to as “Awards”.

1.	PURPOSE

1.1 The purpose of this Plan is to retain the services of valued key employees and consultants of the Corporation and such other persons as the Plan Administrator (as hereinafter defined) shall select in accordance with Section 3 below, and to encourage such persons to acquire a greater proprietary interest in the Corporation, thereby strengthening their incentive to achieve the objectives of the shareholders of the Corporation, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Plan Administrator.

1.2 This Plan shall at all times be subject to all legal requirements relating to the administration of Awards, if any, under applicable corporate laws, applicable United States federal and state securities laws, the Code, applicable Israeli tax laws, applicable Israeli securities laws, applicable Israeli corporate laws, applicable Israeli foreign exchange control laws, the rules of any applicable stock exchange or stock quotation system, and the rules of any other foreign jurisdiction applicable to Awards granted to residents therein (collectively, the “Applicable Laws”).

2.	ADMINISTRATION

2.1 This Plan shall be administered initially by the board of directors of the Corporation (the “Board”), except that the Board may, in its discretion, establish a committee composed of two (2) or more members of the Board or two (2) or more other persons to administer the Plan, which committee (the “Committee”) may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Board or, if applicable, the Committee may also be referred to herein as the “Plan Administrator”.

2.2 If and so long as the Common Shares are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board shall consider in selecting the membership of any Committee the provisions regarding “Non-Employee Directors” as contemplated by Rule 16b-3 under the Exchange Act.

2.3 The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Award). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

2.4 Subject to the provisions of this Plan and any Applicable Laws, and with a view to accomplishing the purpose of the Plan, the Plan Administrator shall have sole authority, in its absolute discretion, to:

(a)	construe and interpret the terms of the Plan and any Award granted pursuant to this Plan;

(b)	define the terms used in the Plan;

(c)	prescribe, amend and rescind the rules and regulations relating to this Plan;

(d)	correct any defect, supply any omission or reconcile any inconsistency in this Plan;

(e)	grant Awards under this Plan, except grants to directors, the CEO, the CFO and the COO of the Corporation, which will be granted by the Board as a whole if required by Applicable Law;

(f)	determine the individuals to whom Awards shall be granted under this Plan and whether the Award is granted as a 102 Award, Non-Qualified Award or Section 3(i) Award;

(g)	make an election under Section 102(b)(1) or (2) of the Ordinance;

(h)	determine the time or times at which Awards shall be granted under this Plan;

(i)	determine the number of Common Shares subject to each Award, the exercise price of each Award, the duration of each Award and the times at which each Award shall become vested and exercisable;

(j)	determine all other terms and conditions of the Awards; and

(k)	make all other determinations and interpretations necessary and advisable for the administration of the Plan.

2.5 All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

3.	ELIGIBILITY

3.1 Non-Qualified Awards may be granted to any individual who, at the time of grant, is an employee or other service provider of the Corporation or any Affiliate (as defined in Section 3.2) of the Corporation. as selected by the Plan Administrator and subject to any Applicable Laws.

3.2 102 Awards may be granted to any person who is employed by the Corporation or its “employing company” within the meaning of Section 102(a) of the Ordinance (“Affiliate”) in Israel, including an individual who is serving as a director or an office holder, but excluding a Controlling Shareholder (“Israeli Employees”) in accordance with Section 4 herein.

3.3 Section 3(i) Awards may be granted to consultants and Controlling Shareholders that do not qualify as Israeli Employees.

3.4 Awards may be granted in substitution for outstanding Awards of another corporation in connection with the merger, consolidation, acquisition of property or shares or other reorganization between such other corporation and the Corporation or any Affiliate of the Corporation. Awards also may be granted in exchange for outstanding Awards.

3.5 Any person to whom an Award is granted under this Plan is referred to as a “Participant”.

4.	DESIGNATION OF AWARDS PURSUANT TO SECTION 102 (RELEVANT ONLY TO ISRAELI EMPLOYEES)

4.1 The Corporation may designate 102 Awards granted to Israeli Employees pursuant to Section 102 of the Ordinance as Unapproved 102 Awards (means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee) or Approved 102 Awards (means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Participant).

4.2 The grant of Approved 102 Awards shall be made under this Plan adopted by the Board, and shall be conditioned upon the approval of this Plan by the Israeli Tax Authorities (the “ITA”).

4.3 Approved 102 Award may either be classified as a Capital Gain Award (“CGA”) or an Ordinary Income Award (“OIA”).

4.4 Approved 102 Award elected and designated by the Corporation to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGA.

4.5 Approved 102 Option elected and designated by the Corporation to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIA.

4.6 The Corporation’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”) shall be appropriately filed with the ITA before the Date of Grant, as defined in Section 7.1(b), of an Approved 102 Award. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Award under this Plan and shall remain in effect at least until the end of the year following the year during which the Corporation first granted Approved 102 Awards. The Election shall obligate the Corporation to grant only the type of Approved 102 Award it has elected, and shall apply to all Participants who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Corporation from granting Unapproved 102 Awards simultaneously.

4.7 All Approved 102 Awards must be held in trust by a Trustee (means any entity appointed by the Corporation to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance, as described in Section 5 herein (the “Trustee”)).

4.8 For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

4.9 With regards to Approved 102 Awards, the provisions of the Plan and/or the Award Agreement, as defined in Section 7.1 herein, shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Award Agreement. Any provision of Section 102 and/or the said permit that is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Award Agreement, shall be considered binding upon the Corporation and the Participants.

5.	TRUSTEE

5.1 Approved 102 Awards that shall be granted under the Plan and/or any shares allocated or issued upon exercise of such Approved 102 Awards and/or other shares received subsequently following any realization of rights, including, without limitation, bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Participants for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). In case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards may be treated as Unapproved 102 Awards, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

5.2 Notwithstanding anything to the contrary, the Trustee shall not release any shares allocated or issued upon exercise of Approved 102 Awards prior to the full payment of the Participant’s tax liabilities arising from Approved 102 Awards that were granted to him and/or any shares allocated or issued upon exercise or vesting of such Awards, as the case may be.

5.3 Upon receipt of Approved 102 Awards, the Participant will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Approved 102 Awards or shares granted to him thereunder.

5.4 With respect to any Approved 102 Awards, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, a Participant shall not sell or release from trust any Award and any share received upon the exercise or vesting of an Approved 102 Award and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Participant.

5.5 Except with respect to unexercised Options and any restricted share units that have not settled, the Participant or the Trustee, as applicable, shall be entitled to receive ordinary dividends in accordance with the quantity of such shares, subject to the provisions of the Corporation’s incorporation documents (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable, subject to the provisions of Section 102.

6.	COMMON SHARES

The Plan Administrator is authorized to grant Awards in each calendar year in a number not exceeding two and three-quarters percent (2.75%) of the number of Common Shares of the Corporation issued and outstanding on a Fully Diluted Basis on the immediately preceding December 31. For purposes of this Section 6, the term “Fully Diluted Basis” means all issued and outstanding share capital (where options shall be deemed outstanding share capital until exercised) and all rights to acquire share capital including, without limitation, all securities convertible or exercisable into Common Shares being deemed so converted and exercised, the conversion of any convertible shareholder loans into share capital, with all outstanding warrants, options or any other right granted by the Corporation to receive shares of the Corporation’s share capital being deemed exercised in full. Common Shares with respect to which Awards may be granted hereunder are subject to adjustment as set forth in Section 7.1(o) herein. In the event that any outstanding Award expires or is terminated for any reason, the Common Shares allocable to the unexercised portion of such Award may again be subject to an Award granted to the same Participant or to a different person eligible under Section 3 herein.

7.	TERMS AND CONDITIONS OF AWARDS

7.1 Each Award granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (each, an “Award Agreement”). Award Agreements may contain such provisions, not inconsistent with this Plan or any Applicable Laws, as the Plan Administrator in its discretion may deem advisable. All Awards also shall comply with the following requirements:

(a)	Number of Common Shares underlying the Award and Type of Award

Each Award Agreement shall state the number of Common Shares to which it pertains and whether the Award is intended to be a Non-Qualified Share Option, a Section 102 Award (CGA or OIA), restricted or unrestricted shares or restricted share units; provided that:

(i)	the number of Common Shares that may be reserved pursuant to the exercise of Awards granted to any person shall not exceed five percent (5%) of the issued and outstanding Common Shares of the Corporation; and

(ii)	in the absence of action to the contrary by the Plan Administrator in connection with the grant of an Award, all Awards shall be Non-Qualified Awards, Unapproved 102 Awards or Section 3(i) Awards, as the case may be.

(b)	Date of Grant

Each Award Agreement shall state the date the Plan Administrator has deemed to be the effective date of grant of the Award for purposes of this Plan (the “Date of Grant”).

(c)	Exercise Price

Each Award Agreement shall state the price per Common Shares to which an Award is exercisable (if applicable). The Plan Administrator shall act in good faith to establish the exercise price in accordance with Applicable Laws; provided that:

(i)	Awards granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or shares or other reorganization involving such other corporation and the Corporation or any subsidiary of the Corporation may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur; and

(ii)	solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Corporation’s shares are listed on any established stock exchange or a national market system or if the Corporation’s shares will be registered for trading within ninety (90) days following the Date of Grant of the CGAs, the fair market value of the shares at the Date of Grant shall be determined in accordance with the average value of the Corporation’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

(d)	Duration of Awards

At the time of the grant of the Award, the Plan Administrator shall designate, subject to Section 7.1(g) herein, the expiration date of the Award, which date shall not be later than ten (10) years from the Date of Grant; provided that the Plan Administrator may provide otherwise in specific Award Agreements. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Award, all Awards granted under this Section 7 shall expire ten (10) years from the Date of Grant.

(e)	Vesting Schedule

No Award shall be exercisable until it has vested. The vesting schedule for each Award shall be specified by the Plan Administrator at the time of grant of the Award; provided that if no vesting schedule is specified at the time of grant, the Award shall vest as follows:

(i)	on the six (6) month anniversary of the Date of Grant, the Award shall vest and shall become exercisable with respect to twenty five percent (25%) of the Common Shares to which it pertains; and

(ii)	on the seven (7) month and each successive month anniversary to and including the twenty four (24) month anniversary, the Award shall vest and become exercisable with respect to an additional one-twenty-fourth (1/24th) of Common Shares to which it pertains.

The Plan Administrator may specify a vesting schedule for all or any portion of an Award based on the achievement of performance objectives established in advance of the commencement by the Participant of services related to the achievement of the performance objectives. An Award that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Participant and the Corporation by the Plan Administrator that the performance objective has been achieved.

(f)	Acceleration of Vesting

The vesting of one (1) or more outstanding Award(s) may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion.

(g)	Term of Award

(i)	Vested Awards shall terminate, to the extent not previously exercised or settled, upon the occurrence of the first of the following events:

A.	the expiration of the Award, as designated by the Plan Administrator in accordance with Section 7.1(d) above;

B.	the date a Participant receives a notice of his termination of employment or contractual relationship with the Corporation or any Affiliate for Cause (as hereinafter defined); or

C.	the expiration of three (3) years, unless otherwise determined in specific Award Agreements by the Plan Administrator, from the date of a Participant’s termination of employment or contractual relationship with the Corporation or any Affiliate for any reason whatsoever other than Cause, but including death or disability, unless, in the case of a Non-Qualified Share Option, Section 102 Option or Section 3(i) Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Award.

(ii)	Notwithstanding Section 7.1(g)(i) above, any vested Awards that have been granted to a Participant in the Participant’s capacity as a director of the Corporation or any Affiliate shall terminate upon the occurrence of the first of the following events:

A.	the event specified in Section 7.1(g)(i)A. above; or

B.	the expiration of three (3) years, unless otherwise determined in specific agreements by the Plan Administrator, from the date such Participant ceases to serve as a director of the Corporation or Affiliate, as the case may be.

(iii)	Upon the death of a Participant, any vested option still in force and unexpired may be exercised by the person or persons to whom such Participant’s rights shall pass by the Participant’s will or by the laws of descent and distribution at the Participant’s domicile at the time of death, within a period of thirty six (36) months after the date of the Participant’s death.

(iv)	For purposes of the Plan, unless otherwise defined in the Award Agreement, termination for “Cause” shall have the meaning of the term as expressly defined in a then-effective written agreement between the Participant and the Corporation or any Affiliate, or in the absence of such then-effective written agreement and in the case of an Employee or an Israeli Employee, termination for the following reasons: (i) conviction of any felony involving moral turpitude or affecting the Corporation; (ii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Participant’s direct supervisor, which involves the business of the Corporation or any of its Affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Corporation or any of its Affiliates; (iv) any breach of the Participant’s fiduciary duties or duties of care of the Corporation, including without limitation disclosure of confidential information of the Corporation; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Corporation. Unless accelerated in accordance with Section 7.1(f) above, unvested Options shall terminate immediately upon termination of employment or contractual relationship of a Participant with the Corporation or an Affiliate, or termination of a Participant’s services as a director of the Corporation or an Affiliate, for any reason whatsoever, including death or disability.

(v)	For purposes of this Plan, transfer of employment between or among the Corporation and/or any Affiliate shall not be deemed to constitute a termination of employment with the Corporation or any Affiliate. Employment shall be deemed to continue while the Participant is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless otherwise determined in specific agreements by the Plan Administrator and unless the Participant’s re-employment rights are guaranteed by statute or by contract.

(h)	Exercise or Settlement of Awards

(i)	Options shall be exercisable, in full or in part, at any time after vesting, until termination of right to exercise. If less than all of the Common Shares included in the vested portion of an Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the exercise period.

(ii)	Options or portions thereof may be exercised by giving written notice to the Corporation, in such form and method as may be determined by the Corporation and when applicable, by the Trustee in accordance with the requirements of Section 102 of the Ordinance, which notice shall specify the number of Common Shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Shares so purchased, which payment shall be in a form specified in Section 7.1(i) below. The Corporation shall not be obligated to issue, transfer or deliver a certificate representing Common Shares to the Participant, until provision has been made by the Participant, to the satisfaction of the Corporation, for the payment of the aggregate exercise or purchase price, as applicable, for all Common Shares for which the Award shall have been exercised or settled and in satisfaction of any tax withholding obligations associated with such exercise or settlement.

(iii)	During the lifetime of a Participant, Options are exercisable only by the Participant.

(iv)	Only a whole Common Share may be issued pursuant to the exercise or settlement of an Award, and to the extent that an Award covers less than one (1) Common Share, such fractional share shall be forfeited.

(v)	For Israeli Employees, the above mentioned process in Section 7.1(h)(ii) is subject to Section 102 and the trust mechanism as defined in Section 5 of this Plan. With respect to an Unapproved 102 Award, if the Participant ceases to be employed by the Corporation or any Affiliate, the Participant shall extend to the Corporation and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Common Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

(i)	Payment upon Exercise of Option or Settlement of an Award

Upon the exercise of any Option or settlement of an Award requiring a purchase price, the aggregate exercise price or purchase price (as applicable) shall be paid to the Corporation in cash or by certified or cashier’s check. In addition, if pre-approved in writing by the Plan Administrator who may arbitrarily withhold consent, the Participant may pay for all or any portion of the aggregate exercise price or purchase price (as applicable) by complying with one or more of the following alternatives:

(i)	by delivering to the Corporation Common Shares previously held by such Participant, or by the Corporation withholding Common Shares otherwise deliverable pursuant to exercise of an Award, which Common Shares received or withheld shall have a fair market value per Common Share at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price to be paid by the Participant upon such exercise or settlement;

(ii)	by delivering a properly executed exercise notice together with irrevocable instructions to a broker promptly to sell or margin a sufficient portion of the Common Shares and deliver directly to the Corporation the amount of sale or margin loan proceeds to pay the exercise price or settlement price; or

(iii)	by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

(j)	Restricted Shares

An Award of restricted shares, whether as a 102 Award, Non-Qualified Award or Section 3(i) Award, may be granted by the Corporation in a specified number of Common Shares of the Corporation to the Participant, which shares may or may not be subject to forfeiture or other restrictions upon the happening of specified events (the term in which such restrictions apply shall be referred to as the “Restriction Period”). Such an Award shall be subject to the following terms and conditions:

(i)	Restricted shares shall be evidenced by an Award Agreement. The Award Agreement shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

(ii)	Upon determination of the number of restricted shares to be granted to a Participant, the Committee shall direct that a certificate or certificates representing the number of Common Shares of the Corporation be issued to the Participant with the Participant designated as the registered owner. If any restrictions apply to such restricted shares, the certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a share power endorsed in blank, with the Corporation, to be held in escrow during the Restriction Period.

(iii)	Unless otherwise determined by the Committee at the time of an Award, during the Restriction Period the Participant shall have the right to receive dividends from and to vote the shares of restricted shares.

(iv)	The Award Agreement shall specify the duration of the Restriction Period, if any, and the employment or other conditions (including termination of employment on account of death, disability, retirement or other cause) under which restricted shares may be forfeited by the Participant. At the end of the Restriction Period, if any, the restrictions imposed shall lapse with respect to the number of restricted shares as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of restricted shares, if those are subject to vesting.

(k)	Restricted Share Unit

(i)	The Plan Administrator is authorized to make awards of restricted share units, whether as a 102 Award, Non-Qualified Award or Section 3(i) Award, to any Employee or consultant in such amounts and subject to such terms and conditions as the Plan Administrator shall deem appropriate. On the vesting date of a restricted share unit, unless otherwise noted in the Award Agreement (and in no event later than the fifteenth (15th) day of the third (3rd) month following the close of the year in which vesting under the Award Agreement occurs, or if later, the close of the year specified by the Plan Administrator in the Award Agreement), the Corporation shall transfer in settlement of the Award to the Participant one (1) unrestricted, fully transferable, fully paid and non-assessable Common Share (or cash equivalent of the fair market value thereof) for each restricted share unit scheduled to be paid out on such date and not previously forfeited.

(ii)	All Awards of restricted share units made pursuant to this Plan will be evidenced by an Award Agreement with such terms and conditions as the Plan Administrator may impose. These terms and conditions may include restrictions based upon completion of a specified period of service with the Corporation or an Affiliate as set out in advance in the Participant’s individual Award Agreement.

(iii)	Prior to settlement, the Participant shall not have the right to receive dividends from and to vote the shares underlying the restricted share units, except as may be determined by the Plan Administrator at the time of an Award to an Israeli Employee; provided the Plan Administrator may grant a “Dividend Equivalent Unit” to any Participant with respect to a restricted share unit upon such terms and conditions as it may establish. Each Dividend Equivalent Unit will entitle the Participant, at the time of the settlement of the Award, to an additional payment equal to the dividends the Participant would have received if the Participant had been the actual record owner of the underlying Common Shares on each dividend record date prior to settlement. The Dividend Equivalent Unit may be settled in cash, additional Common Shares or a combination thereof.

(l)	No Rights as a Shareholder

A Participant shall have no rights as a shareholder of the Corporation with respect to any Common Shares covered by an Option and to any unsettled restricted share unit until such Participant becomes a record holder of such shares, irrespective of whether such Participant has given notice of exercise or has otherwise vested. Subject to the provisions of Section 7.1(o) and 7.1(k)(2), no rights shall accrue to a Participant and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Shares for which the record date is prior to the date the Participant becomes a record holder of the Common Shares, irrespective of whether such Participant has given notice of exercise. Awards and Common Shares held by the Trustee are subject to the provisions of Section 5 of the Plan.

(m)	Non-transferability

Options and unvested restricted shares and restricted share units granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any options and unvested restricted shares and restricted share units or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Options and unvested restricted shares and restricted share units shall thereupon terminate and become null and void.

As long as Awards are held by the Trustee on behalf of a Participant, all rights of the Participant over the Common Shares are personal and cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

(n)	Securities Regulation and Tax Withholding

(i)	Common Shares shall only be issued with respect to an Award, including the exercise of an Option, and the issuance and delivery of such Common Shares shall comply with all Applicable Laws, and such issuance shall be further subject to the approval of counsel for the Corporation with respect to such compliance, including the availability of an exemption from prospectus and registration requirements for the issuance and sale of such Common Shares. The inability of the Corporation to obtain from any regulatory body the authority deemed by the Corporation to be necessary for the lawful issuance and sale of any Common Shares under this Plan, or the unavailability of an exemption from prospectus and registration requirements for the issuance and sale of any Common Shares under this Plan, shall relieve the Corporation of any liability with respect to the non-issuance or sale of such Common Shares.

(ii)	As a condition to the exercise of an Option or issuance of other Awards, the Plan Administrator may require the Participant to represent and warrant in writing at the time of such exercise that the Common Shares are being purchased only for investment and without any then-present intention to sell or distribute such Common Shares. If necessary under Applicable Laws, the Plan Administrator may cause a stop-transfer order against such Common Shares to be placed on the share books and records of the Corporation, and a legend indicating that the Common Shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any Applicable Laws, may be stamped on the certificates representing such Common Shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with applicable securities laws. THE CORPORATION HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF OPTIONS OR ISSUANCE OF OTHER AWARDS.

(iii)	The Participant shall pay to the Corporation by certified or cashier’s check, promptly upon exercise of an Option or, if sooner or later, the date that the amount of such obligations becomes determinable upon any Award, all applicable federal, state, local and foreign withholding taxes that the Plan Administrator or the Trustee, in their discretion, subject to Section 102 in case of Israeli Employees, determines to result upon exercise of an Option or from a transfer or other disposition of Common Shares acquired upon exercise of an Option or otherwise related to an Option or Common Shares acquired in connection with an Option or issuance of shares underlying a different Award. Furthermore, the Participant shall agree to indemnify the Corporation and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. Upon approval of the Plan Administrator, a Participant may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan Administrator:

A.	by delivering to the Corporation Common Shares previously held by such Participant or by the Corporation withholding Common Shares otherwise deliverable pursuant to the exercise of the Option or issuance of shares underlying a different Award, which Common Shares received or withheld shall have a fair market value (as determined by the Plan Administrator) equal to the minimum mandatory withholding tax obligations arising as a result of such exercise, transfer or other disposition; or

B.	by complying with any other payment mechanism approved by the Plan Administrator from time to time.

(iv)	The issuance, transfer or delivery of certificates representing Common Shares pursuant to the exercise of Options or issuance of shares underlying a different Award may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of all Applicable Laws and the withholding provisions of the Code and/or the Ordinance have been met and that the Participant has paid or otherwise satisfied any withholding tax obligation as described in Section 7.1(n)(iii) above.

(o)	Adjustments Upon Changes In Capitalization

(i)	The aggregate number and class of shares for which Awards may be granted under this Plan, the number and class of shares covered by each outstanding Award, and the exercise price per share thereof (but not the total price), and each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued Common Shares of the Corporation resulting from:

A.	a subdivision or consolidation of Common Shares or any like capital adjustment, or

B.	the issuance of any Common Shares, or securities exchangeable for or convertible into Common Shares, to the holders of all or substantially all of the outstanding Common Shares by way of a share dividend (other than the issue of Common Shares, or securities exchangeable for or convertible into Common Shares, to holders of Common Shares pursuant to their exercise of Options to receive dividends in the form of Common Shares, or securities convertible into Common Shares, in lieu of dividends paid in the ordinary course on the Common Shares).

(ii)	Except as provided in Section 7.1(o)(iii) hereof, upon a merger (other than a merger of the Corporation in which the holders of Common Shares immediately prior to the merger have the same proportionate ownership of Common Shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or shares, separation, reorganization (other than a mere re-incorporation or the creation of a holding Corporation) or liquidation of the Corporation, as a result of which the shareholders of the Corporation, receive cash, shares or other property in exchange for or in connection with their Common Shares, any Award granted hereunder shall terminate, but the Participant shall have the right to exercise such Participant’s Award immediately prior to any such merger, consolidation, acquisition of property or shares, separation, reorganization or liquidation, and to be treated as a shareholder of record for the purposes thereof, to the extent the vesting requirements set forth in the Award Agreement have been satisfied.

(iii)	If the shareholders of the Corporation receive shares in the capital of another corporation (“Exchange Shares”) in exchange for their Common Shares in any transaction involving a merger (other than a merger of the Corporation in which the holders of Common Shares immediately prior to the merger have the same proportionate ownership of Common Shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or shares, separation or reorganization (other than a mere re-incorporation or the creation of a holding Corporation), all Awards granted hereunder shall be converted into Awards to purchase Exchange Shares, unless the Corporation and the corporation issuing the Exchange Shares, in their sole discretion, determine that any or all such Awards granted hereunder shall not be converted into Awards to purchase Exchange Shares but instead shall terminate in accordance with, and subject to the Participant’s right to exercise the Participant’s Awards pursuant to the provisions of Section 7.1(o)(ii). The amount and price of converted Awards shall be determined by adjusting the amount and price of the Awards granted hereunder in the same proportion as used for determining the number of Exchange Shares the holders of the Common Shares receive in such merger, consolidation, acquisition or property or shares, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the Award Agreement shall continue to apply to the Awards granted for the Exchange Shares.

(iv)	In the event of any adjustment in the number of Common Shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

(v)	All adjustments pursuant to Section 7.1(o) shall be made by the Plan Administrator, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

(vi)	The grant of an Award shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

7.2 It is the intention of the Corporation that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Code. The Plan Administrator shall interpret and apply the Plan to that end, and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A of the Code.

8.	EFFECTIVE DATE; AMENDMENT; SHAREHOLDER APPROVAL

8.1 Unless sooner terminated by the Board, this amended and restated Plan shall become effective (the “Effective Date”) as of the date the Board of the Corporation adopted it (March [__], 2025) and shall terminate on the day prior to the tenth (10th) anniversary of the Effective Date. No Award may be granted after such termination or during any suspension of this Plan.

8.2 Any incentive share options granted prior the Effective Date shall be subject to the terms and conditions of this Plan as in effect on the date of grant of such option.

9.	NO OBLIGATIONS TO EXERCISE OPTION

The grant of an Option shall impose no obligation upon the Participant to exercise such Option.

10.	NO RIGHT TO AWARD OR TO EMPLOYMENT

Whether or not any Awards are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Award shall in no way constitute any form of agreement or understanding binding on the Corporation or any Affiliate, express or implied, that the Corporation or any Affiliate will employ or contract with a Participant for any length of time, nor shall it interfere in any way with the Corporation’s or, where applicable, an Affiliate’s right to terminate a Participant’s employment or services at any time, which right is hereby reserved.

11.	APPLICATION OF FUNDS

The proceeds received by the Corporation from the sale of Common Shares issued upon the exercise of Awards shall be used for general corporate purposes, unless otherwise directed by the Board.

12.	INDEMNIFICATION OF PLAN ADMINISTRATOR

In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Corporation for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Award granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Corporation), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Corporation of such action, suit or proceeding, so that the Corporation may have the opportunity to make appropriate arrangements to prosecute or defend the same.

13.	AMENDMENT OF PLAN

Subject to additional consents and approvals required under Applicable Law, the Plan Administrator may, at any time, modify, amend or terminate this Plan or modify or amend Awards granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with the Applicable Laws; provided that without approval of the Corporation’s shareholders there shall be no: (a) increase in the total number of shares covered by the Plan, except by operation of the provisions of Sections 6 and 7.1(o); or (b) other change in the Plan that requires shareholder approval under Applicable Law. Except as otherwise provided in the Plan or an Award Agreement, no amendment shall adversely affect outstanding Awards without the consent of the Participant. Any termination of the Plan shall not terminate Awards then outstanding, without the consent of the Participant.

PLURI INC.

ANNUAL MEETING OF SHAREHOLDERS

May 14, 2025

PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLURI INC.

The undersigned shareholder of Pluri Inc. (the “Company”) hereby appoints Yaky Yanay and Liat Zalts, or any of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the annual meeting of shareholders of the Company (the “Shareholders Meeting”) to be held at the Company’s offices at Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409 on May 14, 2025 at 5:00 p.m. local time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Shareholders Meeting with all powers possessed by the undersigned if personally present at the Shareholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW.

IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH NOMINEE IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2, 3, 4 AND 6, AND “2 YEARS” FOR PROPSAL NO. 5.

VOTE VIA THE INTERNET: www.voteproxy.com

VOTE VIA THE TELEPHONE: 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries and follow the instructions.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

PLURI INC.

May 14, 2025

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at

http://www.astproxyportal.com/ast/27840. Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE

DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2, 3, 4 AND 6, AND “2 YEARS” FOR PROPSAL NO. 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK

YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Shareholders Meeting.	1.	Proposal No. 1 - Election of Directors: To elect the following nominees to the Board of Directors to serve as directors of the Company until the next annual meeting of the shareholders and until their successors shall have been duly elected and qualified:

			FOR	AGAINST	ABSTAIN
	Zami Aberman		☐	☐	☐
	Doron Birger		☐	☐	☐
	Rami Levi		☐	☐	☐
	Maital Shemesh-Rasmussen		☐	☐	☐
	Yaky Yanay		☐	☐	☐
	Alexandre Weinstein		☐	☐	☐

2.	Proposal No. 2 - To ratify the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the Fiscal Year 2025.		☐	☐	☐

3.	Proposal No. 3 - To consider and approve the Company’s 2016 Equity Compensation Plan.		☐	☐	☐

4.	Proposal No. 4- To consider and approve, by a nonbinding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement.		☐	☐	☐

5.	Proposal No. 5- To recommend, by a nonbinding advisory vote, the frequency (every one, two or three years) of future advisory votes of shareholders on the compensation of our named executive officers.	1 Year	2 Years	3 years	Abstain
		☐	☐	☐	☐
6.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d): (i) the exercise of common warrants and pre-funded warrants to purchase up to 110,629 common shares, which were issued pursuant to a Securities Purchase Agreement entered into on January 23, 2025, between the Company and a company wholly beneficially owned by Mr. Alexandre Weinstein, and (ii) the issuance of 976,139 common shares in consideration for (a) the purchase of 400,000 ordinary shares and 175,000 preferred seed-1 shares, representing approximately 71.1% (on a fully diluted basis) of the equity of Kokomodo Ltd., an Israeli Company (“Kokomodo”), and (b) the assignment of a convertible loan reflecting a principal amount of $500,000 (such transaction referred to as the “Kokomodo Transaction”), pursuant to a Share Purchase Agreement effective as of March 12, 2025, between the Company and Pluri Biotech Ltd., a wholly owned subsidiary of the Company, Chutzpah Holdings Limited, a company wholly beneficially owned by Mr. Alexandre Weinstein, and Plantae Bioscience Ltd., a corporation controlled by Mr. Alexandre Weinstein.		☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.